QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 4.5

AFFINITY GROUP HOLDING, INC.
as Issuer,

and

THE BANK OF NEW YORK, as Trustee

INDENTURE

Dated as of March 24, 2005

10 7/8% Senior Notes due 2012, Series A

10 7/8% Senior Notes due 2012, Series B

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	N.A.
	(a)(4)	N.A
	(b)	7.08; 7.10
	(b)(1)	7.10
	(c)	N.A.
311	(a)	7.11
	(b)	7.11
	(c)	N.A.
312	(a)	2.05
	(b)	10.03
	(c)	10.03
313	(a)	7.06
	(b)(1)	7.06
	(b)(2)	7.06
	(c)	7.06; 10.02
	(d)	7.06
314	(a)	4.02; 10.02
	(b)	N.A.
	(c)(1)	10.04; 10.05
	(c)(2)	10.04; 10.05
	(c)(3)	N.A.
	(d)	N.A.
	(e)	10.05
	(f)	N.A.
315	(a)	7.01; 7.02
	(b)	7.05; 10.02
	(c)	7.01
	(d)	6.05; 7.01; 7.02
	(e)	6.11
316	(a) (last sentence)	2.09
	(a)(1)(A)	6.05
	(a)(1)(B)	6.04
	(a)(2)	8.02
	(b)	6.07
	(c)	8.04
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.04
318	(a)	10.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of this Indenture.

i

ii

iii

        INDENTURE, dated as of March 24, 2005, between AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company"), and THE BANK OF NEW YORK, a New York banking corporation, as trustee (the "Trustee").

        The Company has duly authorized the creation of an issue of Series A 10 7/8% Senior Notes due 2012 (the "Initial Notes") and Series B 10 7/8% Senior Notes due 2012 and which evidence the same continuing indebtedness as the Initial Notes (the "Exchange Notes") and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. All things necessary to make the Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid Obligations of the Company, and to make this Indenture a valid and binding agreement of the Company, have been done.

        Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders:

ARTICLE 1

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01.    Definitions.

        "Accredited Investor" means an "accredited investor" as that term is defined in Rule 501(a)(1), (2), (3) or (7) promulgated under the Securities Act.

        "Acquired Indebtedness" means Indebtedness of a Person (including an Unrestricted Subsidiary) existing at the time such Person becomes a Restricted Subsidiary or is merged into or consolidated with any other Person or which is assumed in connection with the acquisition of assets from such Person and, in each case, whether or not incurred by such Person in connection with, or in anticipation or contemplation of, such Person becoming a Restricted Subsidiary or such merger, consolidation or acquisition.

        "Additional Interest" has the meaning provided to such term in the Registration Rights Agreement.

        "Affiliate" means, with respect to any specific Person, any other Person that directly or indirectly through one or more intermediaries controls, or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by," and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

        "Agent" means any Registrar, Paying Agent, co-Registrar, Authenticating Agent or agent for service of notices and demands.

        "Affinity Group" means Affinity Group, Inc., a Delaware corporation.

        "Affinity Group Indenture" means the Indenture dated as of February 18, 2004 by and among Affinity Group, the Trustee and the guarantors named therein relating to the Affinity Group Notes.

        "Affinity Group Notes" means the 9% Senior Subordinated Notes due 2012 issued by Affinity Group pursuant to the Affinity Group Indenture.

        "Asset Acquisition" means:

          (1)   an Investment by the Company or any Restricted Subsidiary in any other Person pursuant to which such Person becomes a Restricted Subsidiary or is merged with or into the Company or any Restricted Subsidiary; or

          (2)   the acquisition by the Company or any Restricted Subsidiary of the assets of any Person (other than a Restricted Subsidiary) which constitute all or substantially all of the assets of such

  Person or comprise any division or line of business of such Person or any other properties or assets of such Person other than in the ordinary course of business.

        "Asset Sale" means any direct or indirect sale, issuance, conveyance, assignment, transfer, lease or other disposition (including any Sale and Lease-Back Transaction), other than to the Company or any Restricted Subsidiary, in any single transaction or series of related transactions of

          (1)   any Capital Stock of or other equity interest in any Restricted Subsidiary of the Company; or

          (2)   any other property or assets of the Company or of any Restricted Subsidiary thereof;

provided that Asset Sales do not include:

          (1)   a transaction or series of related transactions that involves assets having a fair market value of less than $1.0 million;

          (2)   sales of inventory in the ordinary course of business and consistent with past practices;

          (3)   the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01;

          (4)   leases or subleases in the ordinary course of business to third persons not interfering in any material respect with the business of the Company or any Restricted Subsidiary; and

          (5)   the sale, conveyance, disposition or other transfer of obsolete, damaged, worn out, surplus or outdated assets.

        "Asset Sale Proceeds" means, with respect to any Asset Sale,

          (1)   cash received by the Company or any Restricted Subsidiary from such Asset Sale (including cash received as consideration for the assumption of liabilities incurred in connection with or in anticipation of such Asset Sale), after:

            (a)   provision for all income or other taxes measured by or resulting from such Asset Sale,

            (b)   payment of all brokerage commissions, underwriting and other fees and expenses related to such Asset Sale,

            (c)   provision for minority interest holders in any Restricted Subsidiary as a result of such Asset Sale,

            (d)   repayment of Indebtedness that is secured by the assets subject to such Asset Sale or otherwise required to be repaid in connection with such Asset Sale, and

            (e)   deduction of appropriate amounts to be provided by the Company or a Restricted Subsidiary as a reserve, in accordance with GAAP, against any liabilities associated with the assets sold or disposed of in such Asset Sale and retained by the Company or a Restricted Subsidiary after such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with the assets sold or disposed of in such Asset Sale; and

          (2)   promissory notes and other non-cash consideration received by the Company or any Restricted Subsidiary from such Asset Sale or other disposition upon the liquidation or conversion of such promissory notes or non-cash consideration into cash.

        "Attributable Indebtedness" in respect of a Sale and Lease-Back Transaction means, as at the time of determination, the greater of:

          (1)   the fair market value of the property subject to such arrangement; and

          (2)   the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale and Lease-Back Transaction (including any period for which such lease has been extended).

        "Available Asset Sale Proceeds" means, with respect to any Asset Sale, the aggregate Asset Sale Proceeds from such Asset Sale that have not been applied in accordance with clause (3)(a) or (3)(b) of Section 4.13(a), and which have not yet been the basis for an Excess Proceeds Offer in accordance with Section 4.13(b) under this Indenture.

        "Bank Indebtedness" means Indebtedness under the Senior Credit Facility.

        "Board of Directors" means, as to any Person, the board of directors of such Person or any duly authorized committee thereof.

        "Board Resolution" means with respect to any Person, a copy of a resolution certified by the Secretary or an Assistant Secretary of such Person to have been duly adopted by the Board of Directors of such Person and to be in full force and effect on the date of such certification and delivered to the Trustee.

        "Camping World" means Camping World, Inc., a Kentucky corporation.

        "Capital Stock" means, with respect to any Person, any and all shares, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, partnership or limited liability company interests or any other participation, right or other interest in the nature of an equity interest in such Person including, without limitation, Common Stock and Preferred Stock of such Person, or any option, warrant or other security convertible into any of the foregoing. The Phantom Stock Agreements are not Capital Stock.

        "Capitalized Lease Obligations" means, with respect to any Person, Indebtedness represented by obligations under a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

        "Cash Equivalents" means:

          (1)   marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition thereof;

          (2)   marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P") or Moody's Investors Service, Inc. ("Moody's");

          (3)   commercial paper maturing no more than one year from the date of creation thereof and, at the time of acquisition, having a rating of at least A-1 from S&P or at least P-1 from Moody's;

          (4)   certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $250,000,000;

          (5)   repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

          (6)   investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

        "Certificated Notes" means one or more certificated Notes in registered form.

        A "Change of Control" of the Company will be deemed to have occurred at such time as:

          (1)   the capital stock of the Parent, owned directly or indirectly by Stephen Adams, his wife, his children, his grandchildren or trusts of which he, his wife, his children or his grandchildren are the sole beneficiaries and for which one or more of such individuals are the trustee(s) (the "Permitted Holders") shall (on a fully diluted basis after giving effect to the exercise of any outstanding rights or options to acquire capital stock of the Company) cease to constitute either (x) at least 51% of the aggregate equity capital of the Parent or (y) at least such percentage of the aggregate voting stock of the Parent as is sufficient at all times to elect a majority of the Board of Directors of the Parent;

          (2)   there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company to any Person or Group, together with any Affiliates thereof (whether or not otherwise in compliance with the provisions of this Indenture) other than to the Permitted Holders;

          (3)   there is consummated any consolidation or merger of the Company in which the Company is not the continuing or surviving Person or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a merger or consolidation of the Company in which the Permitted Holders hold, directly or indirectly, at least a majority of the Capital Stock of the surviving corporation immediately after such consolidation or merger;

          (4)   during any period of two consecutive years, individuals who at the beginning of such period constituted the Board of Directors of the Company (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of the Company has been approved by 66 2/3% of the directors then still in office who either were directors at the beginning of such period or whose election or recommendation for election was previously so approved) cease to constitute a majority of the Board of Directors of the Company; or

          (5)   the approval by the holders of Capital Stock of the Company of any plan or proposal for the liquidation or dissolution of the Company (whether or not otherwise in compliance with the provisions of this Indenture).

        "Commission" means the United States Securities and Exchange Commission.

        "Common Stock" of any Person means all Capital Stock of such Person that is generally entitled to:

          (1)   vote in the election of directors of such Person; or

          (2)   if such Person is not a corporation, vote or otherwise participate in the selection of the governing body, partners, managers or others that will control the management and policies of such Person.

        "Company" means the party named as such in the first paragraph of this Indenture until a successor replaces such party pursuant to Article 5 of this Indenture and thereafter means the successor.

        "Consolidated Fixed Charge Coverage Ratio" means, with respect to any Person, the ratio of EBITDA of such Person during the four full fiscal quarters (the "Four Quarter Period") ending on or prior to the date of the transaction giving rise to the need to calculate the Consolidated Fixed Charge Coverage Ratio (the "Transaction Date") to Consolidated Fixed Charges of such Person for the Four Quarter Period. In addition to and without limitation of the foregoing, for purposes of this definition, "EBITDA" and "Consolidated Fixed Charges" will be calculated after giving effect on a pro forma basis for the period of such calculation to:

          (1)   the incurrence or repayment of any Indebtedness of such Person or any of its Restricted Subsidiaries or the issuance or redemption or other repayment of Preferred Stock of any such Restricted Subsidiary (and the application of the proceeds thereof) giving rise to the need to make such calculation and any incurrence or repayment of other Indebtedness and, in the case of any Restricted Subsidiary, the issuance or redemption or other repayment of Preferred Stock (and the application of the proceeds thereof), other than the incurrence or repayment of Indebtedness in the ordinary course of business for working capital purposes pursuant to working capital facilities, occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such incurrence or repayment or issuance or redemption or other repayment, as the case may be (and the application of the proceeds thereof), had occurred on the first day of the Four Quarter Period; and

          (2)   any Asset Sales or Asset Acquisitions (including, without limitation, any Asset Acquisition giving rise to the need to make such calculation as a result of such Person or one of its Restricted Subsidiaries (including any Person who becomes a Restricted Subsidiary as a result of the Asset Acquisition) incurring, assuming or otherwise being liable for Acquired Indebtedness and also including any EBITDA (provided that such EBITDA will be included only to the extent that Consolidated Net Income would be includable pursuant to the definition of "Consolidated Net Income") (including any pro forma expense and cost reductions calculated on a basis consistent with Regulation S-X of the Exchange Act) attributable to the assets which are the subject of the Asset Acquisition or Asset Sale during the Four Quarter Period) occurring during the Four Quarter Period or at any time subsequent to the last day of the Four Quarter Period and on or prior to the Transaction Date, as if such Asset Sale or Asset Acquisition (including the incurrence, assumption or liability for any such Acquired Indebtedness) had occurred on the first day of the Four Quarter Period.

If such Person or any of its Restricted Subsidiaries directly or indirectly guarantees Indebtedness of a third Person, the preceding sentence will give effect to the incurrence of such guaranteed Indebtedness as if such Person or any Restricted Subsidiary of such Person had directly incurred or otherwise assumed such guaranteed Indebtedness. Furthermore, in calculating "Consolidated Fixed Charges" for purposes of determining the denominator (but not the numerator) of this "Consolidated Fixed Charge Coverage Ratio":

          (1)   interest on outstanding Indebtedness determined on a fluctuating basis as of the Transaction Date and that will continue to be so determined thereafter will be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Transaction Date;

          (2)   if interest on any Indebtedness actually incurred on the Transaction Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a Eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Transaction Date will be deemed to have been in effect during the Four Quarter Period; and

          (3)   notwithstanding clause (1) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by one or more agreements in respect of Hedging Obligations, will be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreements.

        "Consolidated Fixed Charges" means, with respect to any Person, for any period, the sum, without duplication, of

          (1)   Consolidated Interest Expense (net of any interest income of such Person and exclusive of amortization of financing fees and expenses and the write-off of deferred financing costs) plus

          (2)   the product of:

            (a)   the amount of all dividend payments (whether or not in cash) on any series of Preferred Stock of such Person and its Restricted Subsidiaries (other than dividends paid in Capital Stock (other than Disqualified Capital Stock)) paid, accrued or scheduled to be paid or accrued during such period; and

            (b)   a fraction, the numerator of which is one and the denominator of which is one minus the then current effective consolidated federal, state and local tax rate of such Person, expressed as a decimal.

        "Consolidated Interest Expense" means, with respect to any Person, for any period, the aggregate amount of interest expense which, in conformity with GAAP, would be set forth opposite the caption "interest expense" or any like caption on an income statement for such Person and its Restricted Subsidiaries on a consolidated basis including, but not limited to (without duplication),

          (1)   imputed interest included in Capitalized Lease Obligations and Attributable Indebtedness;

          (2)   consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discount, the interest component of Capitalized Lease Obligations, and net payments and receipts (if any) pursuant to interest rate Hedging Obligations and excluding amortization of deferred financing fees and expensing of any bridge or other financing fees);

          (3)   all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing;

          (4)   the net payment obligations associated with Hedging Obligations;

          (5)   amortization of financing fees and expenses and the write-off of deferred financing costs;

          (6)   the interest portion of any deferred payment obligation;

          (7)   amortization of discount or premium, if any;

          (8)   all non-cash interest expense (excluding (i) interest amortized to cost of sales and (ii) interest on the Notes to the extent paid through the issuance of Additional Notes);

          (9)   all capitalized interest for such period; and

          (10) all interest incurred or paid under any guarantee of Indebtedness (including a guarantee of principal, interest or any combination thereof) of any Person.

        "Consolidated Net Income" means, with respect to any Person, for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, however, that:

          (1)   the Net Income of any Person, other than a Restricted Subsidiary of the referent Person, will be included only to the extent of the amount of dividends or distributions paid to the referent Person or a Restricted Subsidiary of such referent Person;

          (2)   the Net Income (but not to the extent Net Income represents a loss) of any Restricted Subsidiary of the Person in question that is subject to any restriction or limitation on the payment of dividends or the making of other distributions will be excluded to the extent of such restriction or limitation;

          (3)   the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition will be excluded;

          (4)   any net gain (but not loss) resulting from an Asset Sale by the Person in question or any of its Restricted Subsidiaries other than in the ordinary course of business will be excluded;

          (5)   extraordinary gains and losses will be excluded;

          (6)   income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued) will be excluded;

          (7)   in the case of a successor to the referent Person by consolidation or merger or as a transferee of the referent Person's assets, any earnings of the successor corporation prior to such consolidation, merger or transfer of assets will be excluded;

          (8)   charges with respect to Indebtedness retired with the proceeds of the Notes shall be excluded;

          (9)   charges for amortization of goodwill in excess of amortization on a straight-line, 40 year basis shall be excluded;

          (10) Consolidated Net Income shall be calculated without deducting therefrom any Phantom Stock Accruals; and

          (11) all gains, losses, charges or write-offs with respect to an election to be taxed as an "S corporation" under Subchapter S of the Internal Revenue Code shall be excluded.

        "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person, determined on a consolidated basis in accordance with GAAP, less (without duplication) amounts attributable to Disqualified Capital Stock of such Person.

        "Consolidated Tangible Assets" means, with respect to the Company, the total of all assets appearing on the consolidated balance sheet of the Company and its Restricted Subsidiaries, as determined on a consolidated basis in accordance with GAAP, (i) but excluding the book amount of all intangible assets, any minority interest in the stock and surplus of Restricted Subsidiaries and investments in Persons that are not Restricted Subsidiaries and (ii) before reduction for all accumulated depreciation, valuation and other reserves.

        "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

        "Corporate Trust Office" means the office of the Trustee at which at any particular time its corporate trust business shall be principally administered, which office at the date of execution of this Indenture is located at 101 Barclay Street, New York, New York 10286.

        "Default" means an event or condition the occurrence of which is, or with the lapse of time or the giving of notice or both would be, an Event of Default.

        "Depositary" means, with respect to the Notes issued in the form of one or more Global Notes, The Depository Trust Company or another Person designated as Depositary by the Company, which Person must be a clearing agency registered under the Exchange Act.

        "Disqualified Capital Stock" means any Capital Stock of a Person or a Restricted Subsidiary thereof which, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the holder), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof, in whole or in part, on or prior to the maturity date of the Notes, for cash or securities constituting Indebtedness. Without limitation of the foregoing, Disqualified Capital Stock will be deemed to include any Preferred Stock of a Person or a Restricted Subsidiary of such Person, with respect to either of which, under the terms of such Preferred Stock, by agreement or otherwise, such Person or Restricted Subsidiary is obligated to pay current dividends or distributions in cash during the period prior to the maturity date of the Notes; provided, however, that Preferred Stock of a Person or any Restricted Subsidiary thereof that is issued with the benefit of provisions requiring a change of control or asset sale offer to be made for such Preferred Stock in the event of a change of control or asset sale of such Person or Restricted Subsidiary which provisions have substantially the same effect as the provisions described under Sections 4.18 and 4.13, respectively, will not be deemed to be Disqualified Capital Stock solely by virtue of such provisions.

        "EBITDA" means, with respect to any Person and its Restricted Subsidiaries, for any period, an amount equal to:

          (1)   the sum of:

            (a)   Consolidated Net Income for such period, plus

            (b)   the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (a) hereof, plus

            (c)   Consolidated Interest Expense for such period, plus

            (d)   depreciation for such period on a consolidated basis, plus

            (e)   amortization for such period on a consolidated basis, plus

            (f)    any other non-cash items reducing Consolidated Net Income for such period (other than non-cash items that represent accruals of, or reserves for, cash disbursements to be made in any future period) and charges in respect of Phantom Stock Accruals; minus

          (2)   all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP;

provided, however, that, for purposes of calculating EBITDA during any fiscal quarter, cash income from a particular Investment (other than a Restricted Subsidiary) of such Person will be included only:

          (1)   if cash income has been received by such Person with respect to such Investment during each of the previous four fiscal quarters, or

          (2)   if the cash income derived from such Investment is attributable to Cash Equivalents.

        "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Exchange Notes" has the meaning provided in the preamble to this Indenture, and includes any Additional Notes issued as Exchange Notes.

        "fair market value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. Fair market value will be determined by the Board of Directors of the Company acting reasonably and in good faith and shall be evidenced by a board resolution of such Board of Directors. Unless otherwise required by this Indenture, no such determination need be supported by an appraisal or other expert opinion and such determination by the Board of Directors shall be conclusive.

        "FreedomRoads" means FreedomRoads Holding Company, LLC.

        "GAAP" means generally accepted accounting principles consistently applied as in effect in the United States from time to time.

        "Hedging Obligations" means, with respect to any Person, the net payment obligations of such Person under (a) interest rate swap agreements, interest rate cap agreements and interest rate collar agreements and (b) other agreements or arrangements entered into in order to protect such Person against fluctuations in commodity prices, interest rates or currency exchange rates.

        "Holder" means a Person in whose name a Note is registered on the Registrar's books.

        "incur" means, with respect to any Indebtedness or other obligation of any Person, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or other obligation or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness or other obligation on the balance sheet of such Person (and "incurrence," "incurred," "incurable," and "incurring" will have meanings correlative to the foregoing); provided that a change in GAAP that results in an obligation of such Person that exists at such time becoming Indebtedness shall not be deemed an incurrence of such Indebtedness.

        "Indebtedness" means (without duplication), with respect to any Person, any indebtedness at any time outstanding, secured or unsecured, contingent or otherwise, that is for borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or representing the balance deferred and unpaid of the purchase price of any property if and to the extent any of the foregoing indebtedness would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, and will also include, to the extent not otherwise included

          (1)   any Capitalized Lease Obligations of such Person;

          (2)   obligations secured by a Lien to which the property or assets owned or held by such Person is subject, whether or not the obligation or obligations secured thereby have been assumed;

          (3)   guarantees of (or obligations with respect to letters of credit supporting) items of other Persons that would be included within this definition for such other Persons (whether or not such items would appear upon the balance sheet of the guarantor);

          (4)   all obligations for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction;

          (5)   Attributable Indebtedness;

          (6)   Disqualified Capital Stock of such Person or any Restricted Subsidiary thereof and any Preferred Stock of a Restricted Subsidiary of such Person incurred under Section 4.21; and

          (7)   Hedging Obligations of any such Person applicable to any of the foregoing (if and to the extent such Hedging Obligations would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP).

The amount of Indebtedness of any Person at any date will be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation; provided that

          (1)   the amount outstanding at any time of any Indebtedness issued with original issue discount is the accreted value of such Indebtedness at such time as determined in conformity with GAAP; and

          (2)   Indebtedness will not include:

            (a)   any liability for federal, state, local or other taxes, and

            (b)   any accounts payable, trade payables and other accrued liabilities arising from the purchase of goods or materials or for services obtained in the ordinary course of business.

        "Indenture" means this Indenture as amended, restated or supplemented from time to time.

        "Independent Financial Advisor" means an accounting, appraisal or investment banking firm of nationally recognized standing that is, in the good faith judgment of the Board of Directors of the Company, qualified to perform the task such firm has been engaged and disinterested and independent with respect to the Company and its Affiliates.

        "Initial Notes" has the meaning provided in the preamble to this Indenture, and includes any Additional Notes issued as Initial Notes hereunder.

        "Initial Purchaser" refers to CIBC World Markets Corp.

        "interest" means the interest payable on the Notes, including any Additional Interest.

        "Interest Payment Date" means the stated maturity of an installment of interest on the Notes.

        "Investments" means any capital contribution, advance or loans to (including any guarantees of loans to), or investments or purchases of Capital Stock in, any Person. (1) For the purposes of Section 4.11, "Investments" (a) include and are valued at the fair market value of the net assets of any Restricted Subsidiary at the time that such Restricted Subsidiary is designated an Unrestricted Subsidiary and (b) exclude the fair market value of the net assets of any Unrestricted Subsidiary at the time that such Unrestricted Subsidiary is designated a Restricted Subsidiary, provided, that, in no event may such amount exceed the net amount of any Investments constituting Restricted Payments made in such Subsidiary after the Issue Date; and (2) other than for purposes of determining the amount of Restricted Payments made since the Issue Date to determine compliance with Section 4.11, the amount of any Investment will be the original cost of such Investment plus the cost of all additional Investments by the Company or any of its Restricted Subsidiaries, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect to such Investment, reduced by the (i) amount returned in cash with respect to such Investment whether through interest payments, principal payments, dividends or other distributions and (ii) proceeds received by the Company or any of its Restricted Subsidiaries from the disposition, retirement or redemption of all or any portion of such Investment; provided that the aggregate of all such reductions may not exceed the amount of such initial Investment plus the cost of all additional Investments; provided, further, that no such payment of distributions or receipt of any such other amounts may reduce the amount of any Investment if such payment of distributions or receipt of any such amounts would be included in Consolidated Net

Income. If the Company or any Restricted Subsidiary sells or otherwise disposes of any Common Stock of any direct or indirect Restricted Subsidiary, after giving effect to any such sale or disposition, the Company will be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Common Stock of such Restricted Subsidiary not sold or disposed of.

        "Issue Date" means March 24, 2005, the date the Notes are first issued by the Company and authenticated by the Trustee under this Indenture.

        "KEYSOP Plan" means the AGI Holding Corp. Key Employee Security Plan or any successor plan thereto for the benefit of key employees of the Company and its Subsidiaries.

        "Letters of Credit" means letters of credit issued for the account of the Company or any of its Restricted Subsidiaries in the ordinary course of their respected businesses.

        "Lien" means, with respect to any property or assets of any Person, any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, security interest, lien, charge, easement, encumbrance, preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever on or with respect to such property or assets (including, without limitation, any Capitalized Lease Obligation, conditional sales, or other title retention agreement having substantially the same economic effect as any of the foregoing).

        "Maturity Date" means February 15, 2012.

        "Net Income" means, with respect to any Person, for any period, the net income (loss) of such Person determined in accordance with GAAP.

        "Net Proceeds" means:

          (1)   in the case of any sale of Capital Stock by or equity contribution to any Person, the aggregate net cash proceeds received by such Person, after payment of expenses, commissions and the like incurred in connection therewith;

          (2)   in the case of any exchange, exercise, conversion or surrender of outstanding securities of any kind for or into shares of Capital Stock of the Company that is not Disqualified Capital Stock, the net book value of such outstanding securities on the date of such exchange, exercise, conversion or surrender (plus any additional amount required to be paid by the holder to such Person upon such exchange, exercise, conversion or surrender, less any and all payments made to the holders, e.g., on account of fractional shares, and less all expenses incurred by such Person in connection therewith); and

          (3)   in the case of any issuance of any Indebtedness by the Company or any Restricted Subsidiary, the aggregate net cash proceeds received by such Person after the payment of expenses, commissions, underwriting discounts and the like incurred in connection therewith.

        "Notes" means the Initial Notes and the Exchange Notes and the Additional Notes, if any, treated as a single class of securities, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

        "Obligations" means all obligations for principal, premium, interest, penalties, charges, fees, fees and expenses of counsel, indemnities, reimbursement obligations, damages, claims and other liabilities payable under the documentation governing any Indebtedness.

        "Officer" means, with respect to any Person, the Chief Executive Officer, the Chief Financial Officer, Chief Accounting Officer, Treasurer, President or any Vice President, trustee or director of such Person (or any other person authorized by the Board of Directors or equivalent body of such Person to take such action on behalf of such Person).

        "Officers' Certificate" means, with respect to any Person, a certificate signed by the Chief Executive Officer, the President or any Vice President, trustee, director or authorized person and the Chief Financial Officer or any Treasurer or authorized person of such Person that shall comply with applicable provisions of this Indenture.

        "Opinion of Counsel" means a written opinion from legal counsel, who may be an employee of or counsel to the Company, which complies with the requirements of this Indenture.

        "Parent" means AGI Holding Corp., a Delaware corporation that holds all the outstanding capital stock of the Company.

        "Paying Agent" means any office or agency where the Notes may be presented for payment.

        "Permitted Indebtedness" means:

          (1)   Indebtedness of the Company or any Restricted Subsidiary arising under or in connection with the Senior Credit Facility in an aggregate principal amount not to exceed $160.0 million at any time outstanding immediately following the Issue Date less any mandatory prepayment actually made thereunder (to the extent, in the case of payments of revolving credit borrowings, that the corresponding commitments have been permanently reduced) or scheduled payments actually made thereunder;

          (2)   Indebtedness under the Affinity Group Notes and the Affinity Group Indenture;

          (3)   Indebtedness under the Notes, this Indenture, and any Additional Notes issued from time to time in payment of accrued interest on the Notes;

          (4)   Indebtedness not covered by any other clause of this definition that is outstanding on the Issue Date reduced by the amount of any mandatory prepayments, permanent reductions or scheduled payments actually made thereunder;

          (5)   Indebtedness of the Company to any Restricted Subsidiary and Indebtedness of any Restricted Subsidiary to the Company or another Restricted Subsidiary, in each case subject to no Lien held by a Person other than the Company; provided, however, that:

            (a)   if the Company is the obligor on such Indebtedness then such Indebtedness must be expressly subordinate in right of payment to the prior payment in full in cash of all obligations with respect to the Notes; and

            (b)   if as of any date any Person other than the Company or a Restricted Subsidiary of the Company owns or holds any such Indebtedness or if as of any date any Person other than the Company holds a Lien in respect of such Indebtedness, such date will be deemed to be the incurrence of Indebtedness not constituting Permitted Indebtedness by the issuer of such Indebtedness;

          (6)   Purchase Money Indebtedness and Capitalized Lease Obligations incurred to acquire property in the ordinary course of business which Purchase Money Indebtedness and Capitalized Lease Obligations do not in the aggregate exceed the greater of (i) 5.0% of the Company's Consolidated Tangible Assets and (ii) $7.5 million at any one time outstanding;

          (7)   Indebtedness of the Company or any Restricted Subsidiary arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently (except in the case of daylight overdrafts) drawn against insufficient funds in the ordinary course of business; provided, that such Indebtedness is extinguished within two Business Days of incurrence;

          (8)   the incurrence by the Company or any Restricted Subsidiary of Hedging Obligations that are incurred in the ordinary course of business of the Company or such Restricted Subsidiary and not for speculative purposes; provided that, in the case of any Hedging Obligation that relates to:

            (a)   interest rate risk, the notional principal amount of such Hedging Obligation does not exceed the principal amount of the Indebtedness to which such Hedging Obligation relates; and

            (b)   currency risk, such Hedging Obligation does not increase the Indebtedness of the Company and its Restricted Subsidiaries outstanding other than as a result of fluctuations in foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder;

          (9)   Refinancing Indebtedness;

          (10) additional Indebtedness of the Company and its Restricted Subsidiaries not to exceed $10.0 million in aggregate principal amount at any one time outstanding; and

          (11) Indebtedness with respect to Letters of Credit.

        "Permitted Investments" means Investments made on or after the Issue Date consisting of:

          (1)   Investments by the Company, or any Restricted Subsidiary thereof, in the Company or any Restricted Subsidiary;

          (2)   Investments by the Company, or any Restricted Subsidiary, in a Person, if as a result of such Investment:

            (a)   such Person becomes a Restricted Subsidiary; or

            (b)   such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Restricted Subsidiary;

          (3)   Investments in cash and Cash Equivalents;

          (4)   reasonable and customary loans made to employees in connection with their relocation not to exceed $2.0 million in the aggregate at any one time outstanding;

          (5)   an Investment that is made by the Company or a Restricted Subsidiary in the form of any Capital Stock, bonds, notes, debentures, partnership or joint venture interests or other securities that are issued by a third party to the Company or such Restricted Subsidiary solely as partial consideration for the consummation of an Asset Sale that is otherwise permitted under Section 4.13;

          (6)   Investments in securities of trade creditors or customers received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such trade creditors or customers;

          (7)   Hedging Obligations entered into in the ordinary course of the Company's or its Restricted Subsidiaries' business and not for speculative purposes;

          (8)   the Investment by the Company and its Restricted Subsidiaries of the net proceeds of the Notes in an Unrestricted Subsidiary for the purpose of an investment in a preferred membership interest in FreedomRoads; and

          (9)   additional Investments not to exceed $10.0 million at any one time outstanding.

        "Permitted Liens" means:

          (1)   Liens on property or assets of, or any shares of Capital Stock of or secured Indebtedness of, any Person existing at the time such Person becomes a Restricted Subsidiary of the Company or at the time such Person is merged into the Company or any Restricted Subsidiary; provided that such Liens:

            (a)   are not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary of the Company or merging into the Company or any Restricted Subsidiary, and

            (b)   do not extend to or cover any property, assets, Capital Stock or Indebtedness other than those of such Person at the time such Person becomes a Restricted Subsidiary or is merged into the Company or any Restricted Subsidiary;

          (2)   Liens securing Indebtedness arising under or in connection with the Senior Credit Facility;

          (3)   Liens existing on the Issue Date;

          (4)   Liens securing the Notes;

          (5)   Liens securing Refinancing Indebtedness; provided that any such Lien does not extend to or cover any property, asset, Capital Stock or Indebtedness other than the property, asset, Capital Stock or Indebtedness so refunded, refinanced or extended;

          (6)   Liens in favor of the Company or any Restricted Subsidiary;

          (7)   Liens to secure Purchase Money Indebtedness that is otherwise permitted under this Indenture; provided that:

            (a)   the principal amount of the Indebtedness secured by such Lien does not exceed 100% of the purchase price, or the cost of installation, construction or improvement, of the property or asset to which such Purchase Money Indebtedness relates,

            (b)   such Lien does not extend to or cover any Property or asset other than such item of property or asset and any improvements on such property or asset, and

            (c)   such Lien is created within 90 days of such acquisition or the completion of such installation, construction or improvement, as the case may be;

          (8)   statutory liens or landlords', carriers', warehouseman's, mechanics', suppliers', materialmen's, repairmen's or other like Liens arising in the ordinary course of business which do not secure any Indebtedness and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings, if a reserve or other appropriate provision, if any, as is required in conformity with GAAP have been made therefor;

          (9)   Liens for taxes, assessments or governmental charges that are being contested in good faith by appropriate proceedings;

          (10) Liens securing Capitalized Lease Obligations permitted to be incurred under clause (6) of the definition of "Permitted Indebtedness"; provided that such Lien does not extend to any property other than that subject to the underlying lease;

          (11) easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any Restricted Subsidiary;

          (12) Liens to secure Indebtedness incurred under clause (10) of the definition of "Permitted Indebtedness";

          (13) any extensions, substitutions, replacements or renewals of the foregoing; and

          (14) Liens securing reimbursement obligations under Letters of Credit.

        "Permitted Tax Distributions" means (a) for so long as the Company or any Restricted Subsidiary is an "S corporation" or a substantially similar pass-through entity for federal income tax purposes, distributions to the Parent (or any successor entity or other entity that owns, directly or indirectly, all of the outstanding common stock of the Company) in respect of any fiscal year equal to the amount based on reasonable estimates of the amount of federal, state and local income taxes that the Company would be required to pay with respect to the applicable fiscal year calculated as if, for the applicable fiscal year, the Company were treated as a "C corporation" domiciled in the State of California rather than as an "S corporation" and (b) for so long as the Company or any Restricted Subsidiary is not an "S corporation" or a substantially similar pass-through entity for federal income tax purposes, distributions to Parent of the amount of federal, state and local income taxes that would be owing by the Company and its Subsidiaries on a consolidated basis with respect to a fiscal year determined without regard to Parent's ownership of the Company.

        "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government (including any agency or political subdivision thereof).

        "Phantom Stock Accruals" means the amounts shown as liabilities in the Company's general ledger accounts caption "Deferred Phantom Compensation" to the extent (i) such general ledger accounts are kept and adjusted in the ordinary course of business and in accordance with GAAP and the Company's past practices and (ii) such deferred compensation is payable under the Phantom Stock Agreements.

        "Phantom Stock Agreements" mean the employment and phantom stock agreements entered into, in writing, between the Company or any of its Subsidiaries and the officers of the Company or such Subsidiary, as the case may be.

        "Preferred Stock" means any Capital Stock of a Person, however designated, which entitles the holder thereof to a preference with respect to dividends, distributions or liquidation proceeds of such Person over the holders of other Capital Stock issued by such Person.

        "Public Equity Offering" means a public offering by the Company of shares of its Common Stock (however designated and whether voting or non-voting) and any and all rights, warrants or options to acquire such Common Stock the net proceeds of which are contributed to the Company.

        "Purchase Money Indebtedness" means Indebtedness of any Person incurred in the normal course of business of such Person for the purpose of financing all or any part of the purchase price, or the cost of installation, construction or improvement of, any property or asset.

        "Qualified Institutional Buyer" shall have the meaning specified in Rule 144A promulgated under the Securities Act.

        "Record Date" for interest payable on any Interest Payment Date (except a date for payment of default interest) means February 1 and August 1 (whether or not a Business Day) as the case may be, immediately preceding such Interest Payment Date.

        "Redemption Date" when used with respect to any Note to be redeemed means the date fixed for such redemption pursuant to this Indenture.

        "Redemption Price" when used with respect to any Note to be redeemed means the price fixed for such redemption pursuant to this Indenture.

        "Refinancing Indebtedness" means Indebtedness that refunds, refinances or extends ("Refinances") any Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date or other Indebtedness (other than Bank Indebtedness) permitted to be incurred by the Company or its Restricted Subsidiaries pursuant to the terms of this Indenture, but only to the extent that:

          (1)   the Refinancing Indebtedness is subordinated to the Notes to at least the same extent as the Indebtedness being refunded, refinanced or extended, if at all;

          (2)   the Refinancing Indebtedness is scheduled to mature either:

            (a)   no earlier than the Indebtedness being refunded, refinanced or extended, or

            (b)   after the maturity date of the Notes;

          (3)   the portion, if any, of the Refinancing Indebtedness that is scheduled to mature on or prior to the maturity date of the Notes has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred that is equal to or greater than the Weighted Average Life to Maturity of the portion of the Indebtedness being refunded, refinanced or extended that is scheduled to mature on or prior to the maturity date of the Notes;

          (4)   such Refinancing Indebtedness is in an aggregate principal amount that is equal to or less than the sum of:

            (a)   the aggregate principal amount then outstanding under the Indebtedness being refunded, refinanced or extended,

            (b)   the amount of accrued and unpaid interest, if any, and premiums owed, if any, not in excess of preexisting prepayment provisions on such Indebtedness being refunded, refinanced or extended, and

            (c)   the amount of customary fees, expenses and costs related to the incurrence of such Refinancing Indebtedness; and

          (5)   such Refinancing Indebtedness is incurred only by the same Person that initially incurred the Indebtedness being refunded, refinanced or extended.

        "Registration Rights Agreement" means (i) the Registration Rights Agreement dated as of March 24, 2005 between the Company and the Initial Purchaser and (ii) any other registration rights agreement entered into in connection with the issuance of Additional Notes.

        "Regulation S" means Regulation S promulgated under the Securities Act.

        "Restricted Payment" means any of the following:

          (1)   the declaration or payment of any dividend or any other distribution or payment on Capital Stock of the Company or any Restricted Subsidiary of the Company or any payment made to the direct or indirect holders (in their capacities as such) of Capital Stock of the Company or any Restricted Subsidiary of the Company (other than (a) dividends or distributions payable solely in Capital Stock (other than Disqualified Capital Stock) or in options, warrants or other rights to purchase such Capital Stock (other than Disqualified Capital Stock), and (b) in the case of Restricted Subsidiaries of the Company, dividends or distributions payable to the Company or to a Restricted Subsidiary and pro rata dividends or distributions payable to the other holders of Common Stock of such Restricted Subsidiary);

          (2)   the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company or any of its Restricted Subsidiaries (other than Capital Stock owned by the Company or a Restricted Subsidiary, excluding Disqualified Capital Stock) or any options, warrants or other rights to purchase such Capital Stock;

          (3)   the making of any principal payment on, or the purchase, defeasance, repurchase, redemption or other acquisition or retirement for value, prior to any scheduled maturity, scheduled repayment or scheduled sinking fund payment, of any Indebtedness that is subordinated in right of payment to the Notes (other than subordinated Indebtedness acquired in anticipation of satisfying a scheduled sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition);

          (4)   the making of any Investment or guarantee of any Investment in any Person other than a Permitted Investment;

          (5)   any designation of a Subsidiary as an Unrestricted Subsidiary (valued at the fair market value of the net assets of such Restricted Subsidiary on the date of designation); and

          (6)   the forgiveness of any Indebtedness of an Affiliate of the Company to the Company or any Restricted Subsidiary.

        "Restricted Security" has the meaning set forth in Rule 144(a)(3) promulgated under the Securities Act; provided that the Trustee shall be entitled to request and conclusively rely upon an Opinion of Counsel with respect to whether any Note is a Restricted Security.

        "Restricted Subsidiary" means a Subsidiary of the Company other than an Unrestricted Subsidiary and includes all of the Subsidiaries of the Company existing as of the Issue Date. The Board of Directors of the Company may designate any Unrestricted Subsidiary as a Restricted Subsidiary if immediately after giving effect to such action (and treating any Acquired Indebtedness as having been incurred at the time of such action):

          (1)   the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10 of this Indenture; and

          (2)   no Default or Event of Default has occurred and is continuing or results therefrom.

        "Rule 144A" means Rule 144A promulgated under the Securities Act.

        "Sale and Lease-Back Transaction" means any arrangement with any Person providing for the leasing by the Company or any Restricted Subsidiary of any real or tangible personal property, which property after the Issue Date has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such Person in contemplation of such leasing.

        "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

        "Senior Credit Facility" means, collectively, the Amended and Restated Credit Agreement, dated as of June 24, 2003, and the Senior Secured Floating Rate Note Purchase Agreement, dated as of June 24, 2003, in each case among Affinity Group, Affinity Group's Subsidiaries, the lenders and note holders party thereto in their capacities as lenders or noteholders thereunder and Canadian Imperial Bank of Commerce, as administrative agent, together with the related documents thereto (including, without limitation, any notes guarantee agreements and mortgage and other security documents), in each case as such agreements may be amended (including any amendment and restatement thereof), supplemented or otherwise modified from time to time, including, without limitation, any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Restricted Subsidiaries of the Company as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

        "Subsidiary" of any specified Person means any corporation, partnership, limited liability company, joint venture, association, trust or other business entity, whether now existing or hereafter organized or acquired,

          (1)   in the case of a corporation, of which more than 50% of the total voting power of the Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

          (2)   in the case of a partnership, limited liability company, joint venture, association, trust or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with GAAP such entity is consolidated with the first-named Person for financial statement purposes.

        "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code sections 77aaa-77bbbb) as in effect on the date of this Indenture (except as provided in Section 8.03 hereof).

        "Trust Officer" means any officer or assistant officer of the Trustee assigned by the Trustee to administer trust accounts and who shall have direct responsibility for the administration of this Indenture.

        "Trustee" means the party named as such in this Indenture until a successor replaces it pursuant to this Indenture and thereafter means the successor.

        "Unrestricted Subsidiary" means:

          (1)   any Subsidiary of an Unrestricted Subsidiary; and

          (2)   any Subsidiary of the Company which is designated after the Issue Date as an Unrestricted Subsidiary by a Board Resolution of the Board of Directors of the Company;

provided that a Subsidiary may be so designated as an Unrestricted Subsidiary only if:

          (a)   such designation is in compliance with Section 4.11 of this Indenture;

          (b)   immediately after giving effect to such designation, the Company could have incurred at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) pursuant to Section 4.10(a) of this Indenture;

          (c)   no Default or Event of Default has occurred and is continuing or results therefrom; and

          (d)   neither the Company nor any Restricted Subsidiary will at any time:

              (i)  provide a guarantee of, or similar credit support to, any Indebtedness of such Subsidiary (including any undertaking, agreement or instrument evidencing such Indebtedness),

             (ii)  be directly or indirectly liable for any Indebtedness of such Subsidiary or

            (iii)  be directly or indirectly liable for any other Indebtedness which provides that the holder thereof may (upon notice, lapse of time or both) declare a default thereon (or cause the payment thereof to be accelerated or payable prior to its final scheduled maturity) upon the occurrence of a default with respect to any other Indebtedness that is Indebtedness of such Subsidiary (including any corresponding right to take enforcement action against such Subsidiary), except in the case of clause (i) or (ii) to the extent:

              (i)  that the Company or such Restricted Subsidiary could otherwise provide such a guarantee or incur such Indebtedness (other than as Permitted Indebtedness) pursuant to Section 4.10 of this Indenture and

             (ii)  the provision of such guarantee and the incurrence of such Indebtedness otherwise would be permitted under Section 4.11 of this Indenture.

        The Trustee will be provided with an Officers' Certificate stating that such designation is permitted and setting forth the basis upon which the calculations required by this definition were computed, together with a copy of the Board Resolution adopted by the Board of Directors of the Company making such designation.

        "U.S. Government Obligations" means (a) securities that are direct obligations of the United States of America for the payment of which its full faith and credit are pledged or (b) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof.

        "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

          (1)   the then outstanding aggregate principal amount of such Indebtedness into

          (2)   the sum of the total of the products obtained by multiplying:

            (a)   the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

            (b)   the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

Section 1.02.    Other Definitions.

        The definitions of the following terms may be found in the sections indicated as follows:

Term	Defined in Section
"Additional Notes"	2.02
"Affiliate Transaction"	4.16
"Agent Members"	2.15
"Authenticating Agent"	2.02
"Authentication Order"	2.02
"Bankruptcy Law"	6.01
"Business Day"	10.07
"Change of Control Offer"	4.18
"Change of Control Payment Date"	4.18
"Change of Control Purchase Price"	4.18
"Covenant Defeasance"	9.03
"Custodian"	6.01
"Event of Default"	6.01
"Excess Proceeds Offer"	4.13
"Excess Proceeds Offer Trigger Date"	4.13
"Excess Proceeds Payment Date"	4.13
"Global Notes"	2.01
"Legal Defeasance"	9.02
"Legal Holiday"	10.07
"Private Placement Legend"	2.17
"Registrar"	2.03
"Regulation S Global Note"	2.01
"Resale Restriction Termination Date"	2.16
"Rule 144A Global Note"	2.01
"Rule 501 Global Note"	2.01

Section 1.03.    Incorporation by Reference of Trust Indenture Act.

        Whenever this Indenture refers to a provision of the TIA, the portion of such provision required to be incorporated herein in order for this Indenture to be qualified under the TIA is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings:

        "indenture securities" means the Notes.

        "indenture securityholder" means a Holder.

        "indenture to be qualified" means this Indenture.

        "indenture trustee" or "institutional trustee" means the Trustee.

        "obligor on the indenture securities" means the Company or any other obligor on the Notes.

        All other terms used in this Indenture that are defined by the TIA, defined in the TIA by reference to another statute or defined by Commission rule have the meanings therein assigned to them.

Section 1.04.    Rules of Construction.

        Unless the context otherwise requires:

          (1)   a term has the meaning assigned to it herein, whether defined expressly or by reference;

          (2)   an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3)   "or" is not exclusive;

          (4)   words in the singular include the plural, and in the plural include the singular; and

          (5)   words used herein implying any gender shall apply to every gender.

ARTICLE 2

THE NOTES

Section 2.01.    Form and Dating.

        The Initial Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Exchange Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit B hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or Depositary rule or usage. The form of the Notes and any notation, legend or endorsement on them shall be satisfactory to both the Company and the Trustee. Each Note shall be dated the date of its authentication.

        The terms and provisions contained in the Notes, annexed hereto as Exhibits A and B, shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

        The Notes shall be issued initially in the form of one or more permanent global Notes (the "Global Notes"). Notes offered and sold (i) in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Rule 144A Global Note"), (ii) to Accredited Investors shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Rule 501 Global Note") and (iii) in offshore transactions in reliance on Regulation S shall be issued initially in the form of one or more permanent Global Notes in registered form, substantially in the form set forth in Exhibit A (the "Regulation S Global Note"), and in each case shall be deposited with the Trustee, as custodian for the Depositary, duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of any Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary, as hereinafter provided.

Section 2.02.    Execution and Authentication.

        The Notes shall be executed on behalf of the Company by two Officers of the Company or an Officer and the Secretary of the Company. Such signature may be either manual or facsimile.

        If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

        A Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Note. Such signature shall be conclusive evidence, and the only evidence, that the Note has been authenticated under this Indenture.

        The Trustee or an authentication agent (the "Authenticating Agent") shall authenticate, upon written orders of the Company in the form of an Officers' Certificate (an "Authentication Order"), (i) Initial Notes for original issue on the date of this Indenture in the aggregate principal amount not to exceed $88,200,000, (ii) subject to compliance with Section 4.10, additional Notes thereafter for issuance upon an Authentication Order in an aggregate principal amount as specified by such Authentication Order ("Additional Notes"), (iii) Additional Notes issued as payment of interest on Notes issued pursuant to the foregoing clauses (i) and (ii) or this clause (iii) and (iv) Exchange Notes from time to time for issue only in exchange for a like principal amount of Initial Notes, including any Additional Notes that are issued as Initial Notes. Any Authentication Order shall specify the amount of Notes to be authenticated, the date on which the Notes are to be authenticated and the aggregate principal amount of Notes outstanding on the date of authentication, whether the Notes are Additional Notes and whether the Notes are to be issued as Initial Notes or Exchange Notes, and shall further specify the amount of such Notes to be issued as the Global Note or Certificated Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07.

        Notwithstanding the foregoing, all Notes issued under this Indenture, including any Additional Notes, shall vote and consent together on all matters (as to which any of such Notes may vote or consent) as one class and no series of Notes will have the right to vote or consent as a separate class on any matter.

        The Trustee may appoint an Authenticating Agent to authenticate Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. An Authenticating Agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such Authenticating Agent. An Authenticating Agent has the same right as an Agent to deal with the Company and Affiliates of the Company.

        The Notes shall be issuable only in registered form without coupons and only in denominations of $1,000 and integral multiples thereof; provided, however, that Additional Notes issued in payment of interest will be issued in denominations of $1 and integral multiples of $1.

Section 2.03.    Registrar and Paying Agent.

        The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar"), a Paying Agent located in (a) the Borough of Manhattan, City of New York, State of New York or (b) City of Wilmington, State of Delaware and an office or agency where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Registrar shall provide the Company a current copy of such register from time to time upon request of the Company. The Company may have one or more co-Registrars and one or more additional Paying Agents. The Company or any of its Subsidiaries may act as Paying Agent or Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to any Holder.

        The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, or agent for service of notices and demands, or fails to give the foregoing notice, the Trustee shall act as such. The Company initially appoints the Trustee as Registrar, Paying Agent and agent for service of notices and demands in connection with the Notes.

Section 2.04.    Paying Agent to Hold Assets in Trust.

        The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of the Holders or the Trustee (or if the Company or any of its Subsidiaries is acting as Paying Agent, segregate and hold in trust for the benefit of the Holders or the Trustee) all assets held by the Paying Agent for the payment of principal of or premium, if any, or interest on the Notes (whether such assets have been distributed to it by the Company or any other obligor on the Notes), and shall notify the Trustee in writing of any Default in making any such payment. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company to the Paying Agent, the Paying Agent shall have no further liability for such assets.

Section 2.05.    Noteholder Lists.

        The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish or cause the Registrar to furnish to the Trustee, in writing at least five Business Days before each Interest Payment Date, or at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders which list may be conclusively relied on by the Trustee.

Section 2.06.    Transfer and Exchange.

        Subject to the provisions of Sections 2.15 and 2.16, when Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Notes or to exchange such Notes for an equal principal amount of Notes of other authorized denominations of the same series, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Notes presented or surrendered for registration of transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfer and exchanges, the Company shall execute and the Trustee shall authenticate Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge in connection therewith payable by the transferor of such Notes (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Section 2.10, 3.06, 4.13, 4.18 or 9.06, in which event the Company shall be responsible for the payment of such taxes).

        The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Note during a period beginning at the opening of 15 days before the selection of Notes to be redeemed.

        Any Holder of a Global Note shall, by acceptance of such Global Note, agree that transfers of beneficial interests in such Global Notes may be effected only through a book entry system maintained by the Holder of such Global Note (or its agent), and that ownership of a beneficial interest in the Note shall be required to be reflected in a book entry.

Section 2.07.    Replacement Notes.

        If a mutilated Note is surrendered to the Trustee or if the Holder presents evidence to the satisfaction of the Company and the Trustee that the Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Note. An indemnity bond may be required by the Company or the Trustee that is sufficient in the judgment of the Company and the Trustee to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Note is replaced. In every case of destruction, loss or theft, the applicant shall also furnish to the Company and to the Trustee evidence to their satisfaction of the destruction, loss or the theft of such Note and the ownership thereof. Each of the Company and the Trustee may charge for its expenses in replacing a Note. The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

        Every replacement Note is an additional Obligation of the Company but, for greater certainty, evidences the same continuing indebtedness as the Note it replaces.

Section 2.08.    Outstanding Notes.

        Notes outstanding at any time are all Notes authenticated by the Trustee except for those cancelled by it, those delivered to it for cancellation, and those described in this Section 2.08 as not outstanding.

        If a Note is replaced pursuant to Section 2.07 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding until the Company and the Trustee receive proof satisfactory to each of them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.07.

        If on a Redemption Date or the Maturity Date, the Paying Agent holds U.S. legal tender sufficient to pay all of the principal and interest due on the Notes payable on that date and is not prohibited from paying such money to the Holders thereof pursuant to the terms of this Indenture, then on and after that date such Notes cease to be outstanding and interest on them ceases to accrue.

Section 2.09.    Treasury Notes.

        In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver, consent or notice, Notes owned by the Company or any of its Affiliates shall be considered as though they are not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so considered. The Company shall notify the Trustee, in writing, when it or any of its Affiliates repurchases or otherwise acquires Notes, of the aggregate principal amount of such Notes so repurchased or otherwise acquired.

Section 2.10.    Temporary Notes.

        Until definitive Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Notes upon receipt of a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of temporary Notes to be authenticated and the date on which the temporary Notes are to be authenticated. Temporary Notes shall be substantially in the form of definitive Notes and will evidence the same indebtedness as the definitive Notes but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate upon receipt of a written order of the Company pursuant to Section 2.02 definitive Notes in exchange for temporary Notes.

Section 2.11.    Cancellation.

        The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent, and no one else, shall cancel and, at the written direction of the Company, dispose of and deliver evidence of such disposal of all Notes surrendered for registration of transfer, exchange, payment or cancellation. Subject to Section 2.07, the Company may not issue new Notes to replace Notes that it has paid or delivered to the Trustee for cancellation. If the Company shall acquire any of the Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

Section 2.12.    Defaulted Interest.

        The Company shall pay interest on overdue principal (including post-petition interest in a proceeding under Bankruptcy Law) at the rate of interest then borne by the Notes. The Company shall, to the extent lawful, pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of interest then borne by the Notes.

        If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest, plus (to the extent lawful) any interest payable on the defaulted interest to the Persons who are Holders on a subsequent special record date, which date shall be the fifteenth day next preceding the date fixed by the Company for the payment of defaulted interest or the next succeeding Business Day if such date is not a Business Day. At least 15 days before the subsequent special record date, the Company shall mail to each Holder, as of a recent date selected by the Company, with a copy to the Trustee, a notice that states the subsequent special record date, the payment date and the amount of defaulted interest, and interest payable on such defaulted interest, if any, to be paid.

        Notwithstanding the foregoing, any interest which is paid prior to the expiration of the 30-day period set forth in Section 6.01(b) shall be paid to Holders as of the Record Date for the Interest Payment Date for which interest has not been paid.

Section 2.13.    Deposit of Moneys.

        Prior to 10:00 a.m., New York City time, on each Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date and Maturity Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to make payments, if any, due on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be, in a timely manner which permits the Trustee to remit payment to the Holders on such Interest Payment Date, Redemption Date, Change of Control Payment Date, Excess Proceeds Payment Date or Maturity Date, as the case may be. The principal and interest on Global Notes shall be payable to the Depositary or its nominee, as the case may be, as the sole registered owner and the sole Holder of the Global Notes represented thereby. The principal and interest on Notes in certificated form shall be payable at the office of the Paying Agent.

Section 2.14.    CUSIP Number.

        The Company in issuing the Notes may use one or more "CUSIP" numbers, and if so, the Trustee shall use such CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP numbers printed in the notice or on the Notes, and that reliance may be placed only on the other identification numbers printed on the Notes. The Company shall promptly notify the Trustee of any change in the CUSIP numbers.

Section 2.15.    Book-Entry Provisions for Global Notes.

        (a)   The Global Notes initially shall (i) be registered in the name of the Depositary or the nominee of such Depositary, (ii) be delivered to the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.17.

        Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by the Depositary or under the Global Note, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of the Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the

Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder.

        (b)   Interests of beneficial owners in the Global Notes may be transferred or exchanged for Certificated Notes in accordance with the rules and procedures of the Depositary and the provisions of Section 2.16. In addition, Certificated Notes shall be transferred to all beneficial owners in exchange for their beneficial interests in Global Notes if (i) the Depositary (x) notifies the Company that it is unwilling or unable to continue as Depositary for any Global Note and the Company fails to appoint a successor Depositary or (y) has ceased to be a clearing company registered under the Exchange Act or (ii) a Default or an Event of Default has occurred and is continuing. In connection with the transfer of Global Notes as an entirety to beneficial owners pursuant to this paragraph (b), the Global Notes shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall, upon receipt of an authentication order from the Company in the form of an Officers' Certificate, authenticate and deliver, to each beneficial owner identified by the Depositary in writing in exchange for its beneficial interest in the Global Notes, an equal aggregate principal amount of Certificated Notes of authorized denominations.

        (c)   Any Certificated Note constituting a Restricted Security delivered in exchange for an interest in a Global Note pursuant to paragraph (b) shall, except as otherwise provided by Section 2.16, bear the Private Placement Legend.

        (d)   The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Notes.

Section 2.16.    Registration of Transfers and Exchanges.

        (a)    Transfer and Exchange of Certificated Notes.    When Certificated Notes are presented to the Registrar or co-Registrar with a request:

            (i)  to register the transfer of the Certificated Notes; or

           (ii)  to exchange such Certificated Notes for an equal principal amount of Certificated Notes of other authorized denominations,

the Registrar or co-Registrar shall register the transfer or make the exchange as requested if the requirements under this Indenture as set forth in this Section 2.16 for such transactions are met; provided, however, that the Certificated Notes presented or surrendered for registration of transfer or exchange:

            (i)  shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

           (ii)  in the case of Certificated Notes the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any Affiliate of the Company was the owner of such Note, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale Restriction Termination Date"), such Certificated Notes shall be accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

            (A)  if such Certificated Note is being delivered to the Registrar or co-Registrar by a Holder for registration in the name of such Holder, without transfer, a certification to that effect (substantially in the form of Exhibit C hereto); or

            (B)  if such Certificated Note is being transferred to a Qualified Institutional Buyer in accordance with Rule 144A, a certification to that effect (substantially in the form of Exhibit C hereto); or

            (C)  if such Certificated Note is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

            (D)  if such Certificated Note is being transferred to an Accredited Investor, delivery of certification to that effect (substantially in the form of Exhibit C hereto), certificates of the transferee in substantially the form of Exhibit D and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (E)  if such Certificated Note is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect substantially in the form of Exhibit C hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

            (F)  if such Certificated Note is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act.

        (b)    Restrictions on Transfer of a Certificated Note for a Beneficial Interest in a Global Note.    A Certificated Note may not be exchanged for a beneficial interest in a Global Note except upon satisfaction of the requirements set forth below. Upon receipt by the Registrar or co-Registrar of a Certificated Note, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Registrar or co-Registrar, together with:

          (A)  in the case of Certificated Notes, the offer and sale of which have not been registered under the Securities Act and which are presented for transfer prior to the Resale Restriction Termination Date, certification, substantially in the form of Exhibit C hereto, that such Certificated Note is being transferred (I) to a Qualified Institutional Buyer, (II) to an Accredited Investor (and, in the case of this clause (II), the Company shall have received a transferee letter of representation substantially in the form of Exhibit D hereto and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transaction is in compliance with the Securities Act) or (III) in an offshore transaction in reliance on Regulation S (and, in the case of this clause III, the Company shall have received a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto); and

          (B)  written instructions from the Holder thereof directing the Registrar or co-Registrar to make, or to direct the Depositary to make, an endorsement on the applicable Global Note to reflect an increase in the aggregate amount of the Notes represented by the Global Note, then the Registrar or co-Registrar shall cancel such Certificated Note and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the principal amount of Notes represented by the applicable Global Note to be increased accordingly. If no Global Note representing Notes held by Qualified Institutional Buyers, Accredited Investors or Persons acquiring Notes in offshore transactions in reliance on Regulation S, as the case may be, is then outstanding, the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate such a Global Note in the appropriate principal amount.

        (c)    Transfer and Exchange of Global Notes.    The transfer and exchange of Global Notes or beneficial interests therein shall be effected through the Depositary in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor. Upon receipt by the Registrar or co-Registrar of written instructions, or such other instruction as is customary for the Depositary, from the Depositary or its nominee, requesting the registration of transfer of an interest in a Rule 144A Global Note, Rule 501 Global Note or Regulation S Global Note, as the case may be, to another type of Global Note, together with the applicable Global Notes (or, if the applicable type of Global Note required to represent the interest as requested to be transferred is not then outstanding, only the Global Note representing the interest being transferred), the Registrar or Co-Registrar shall cancel such Global Notes (or Global Note) and the Company shall issue and the Trustee shall, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, authenticate new Global Notes of the types so cancelled (or the type so cancelled and applicable type required to represent the interest as requested to be transferred) reflecting the applicable increase and decrease of the principal amount of Notes represented by such types of Global Notes, giving effect to such transfer. If the applicable type of Global Note required to represent the interest as requested to be transferred is not outstanding at the time of such request, the Company shall issue and the Trustee shall, upon written instructions from the Company in accordance with Section 2.02, authenticate a new Global Note of such type in principal amount equal to the principal amount of the interest requested to be transferred.

        (d)    Transfer of a Beneficial Interest in a Global Note for a Certificated Note.    (i) Any Person having a beneficial interest in a Global Note may upon request exchange such beneficial interest for a Certificated Note. Upon receipt by the Registrar or co-Registrar of written instructions, or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any Person having a beneficial interest in a Global Note and upon receipt by the Trustee of a written order or such other form of instructions as is customary for the Depositary or the Person designated by the Depositary as having such a beneficial interest containing registration instructions and, in the case of any such transfer or exchange of a beneficial interest in Notes the offer and sale of which have not been registered under the Securities Act and which Notes are presented for transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

          (A)  if such beneficial interest is being transferred to the Person designated by the Depositary as being the beneficial owner, a certification from such Person to that effect (substantially in the form of Exhibit C hereto); or

          (B)  if such beneficial interest is being transferred to a Qualified Institutional Buyer in accordance with Rule l44A, a certification to that effect (substantially in the form of Exhibit C hereto); or

          (C)  if such beneficial interest is being transferred in reliance on Regulation S, delivery of a certification to that effect (substantially in the form of Exhibit C hereto) and a transferor certificate for Regulation S transfers substantially in the form of Exhibit E hereto; or

          (D)  if such beneficial interest is being transferred to an Accredited Investor, delivery of certification (substantially in the form of Exhibit C hereto), a certificate of the transferee in substantially the form of Exhibit D and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (E)  if such beneficial interest is being transferred in reliance on Rule 144 under the Securities Act, delivery of a certification to that effect (substantially in the form of Exhibit C hereto); and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

          (F)  if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (substantially in the form of Exhibit C hereto) and, at the option of the Company, an Opinion of Counsel reasonably satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act, then the Registrar or co-Registrar will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar or co-Registrar, the aggregate principal amount of the applicable Global Note to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate in accordance with Section 2.02, the Trustee will authenticate and deliver to the transferee a Certificated Note in the appropriate principal amount.

           (ii)  Certificated Notes issued in exchange for a beneficial interest in a Global Note pursuant to this Section 2.16(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Registrar or co-Registrar in writing. The Registrar or co-Registrar shall deliver such Certificated Notes to the Persons in whose names such Certificated Notes are so registered.

        (e)    Restrictions on Transfer and Exchange of Global Notes.    Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

        (f)    Private Placement Legend.    Upon the transfer, exchange or replacement of Notes not bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver Notes that do not bear the Private Placement Legend. Upon the transfer, exchange or replacement of Notes bearing the Private Placement Legend, the Registrar or co-Registrar shall deliver only Notes that bear the Private Placement Legend unless, and the Trustee is hereby authorized to deliver Notes without the Private Placement Legend if, (i) the Resale Restriction Termination Date shall have occurred, (ii) there is delivered to the Trustee an Opinion of Counsel reasonably satisfactory to the Company and the Trustee to the effect that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act or (iii) such Note has been sold pursuant to an effective registration statement under the Securities Act or exchanged for an Exchange Note pursuant to an effective registration statement under the Securities Act.

        (g)    General.    By its acceptance of any Note bearing the Private Placement Legend, each Holder of such a Note acknowledges the restrictions on transfer of such Note set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Note only as provided in this Indenture.

        The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Agent Members or beneficial owners of interest in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        The Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 2.15 or this Section 2.16. The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

Section 2.17.    Restrictive Legends.

        Each Global Note and Certificated Note that constitutes a Restricted Security shall bear the following legend (the "Private Placement Legend") on the face thereof.

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT.

          THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO (X) THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS TWO YEARS (OR SUCH SHORTER PERIOD AS MAY BE PRESCRIBED BY RULE 144(K) (OR ANY SUCCESSOR PROVISION THEREOF) UNDER THE SECURITIES ACT) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF (OR ANY PREDECESSOR OF THIS SECURITY) AND THE LAST DATE ON WHICH THE ISSUER OR ANY AFFILIATE OF THE ISSUER WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY) OR (Y) SUCH LATER DATE, IF ANY, AS MAY BE REQUIRED BY APPLICABLE LAW, ONLY (A) TO THE ISSUER OR ITS AFFILIATES, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT ("RULE 144A"), TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) INSIDE THE UNITED STATES TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF SUBPARAGRAPH (a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

        Each Global Note shall also bear the following legend:

          THIS SECURITY IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY. THIS SECURITY IS NOT EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE, AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE.

          TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, AND TRANSFERS OF INTERESTS IN THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTION 2.16 OF THE INDENTURE.

          UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (A NEW YORK CORPORATION) ("DTC") TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

ARTICLE 3

REDEMPTION

Section 3.01.    Notices to Trustee.

        If the Company elects to redeem Notes pursuant to paragraph 5 of the Notes, at least 60 days prior to the Redemption Date or during such shorter period as the Trustee may agree to, the Company shall notify the Trustee in writing of the Redemption Date, the principal amount of Notes to be redeemed and the Redemption Price, and deliver to the Trustee an Officers' Certificate stating that such redemption will comply with the conditions contained herein and in the Notes, as appropriate.

Section 3.02.    Selection of Notes to Be Redeemed.

        In the event of a redemption of less than all of the Notes, the Trustee will select the Notes to be redeemed as follows:

          (1)   if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which such Notes are listed; or

          (2)   if the Notes are not then listed, on a pro rata basis, by lot or in such other manner as the Trustee deems fair and equitable.

        Notices of redemption may not be conditional.

Section 3.03.    Notice of Redemption.

        Notice of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the Redemption Date to each Holder to be redeemed at its registered address. If any Note is to be redeemed in part only, the notice of redemption that relates to such Note will state the portion of the principal amount thereof to be redeemed.

        The notice shall identify the Notes to be redeemed (including the CUSIP number(s) thereof) and shall state:

          (1)   the Redemption Date;

          (2)   the Redemption Price and the amount of accrued interest, if any, to be paid;

          (3)   that, if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, on and after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion thereof will be issued;

          (4)   the name, address and telephone number of the Paying Agent;

          (5)   that Notes called for redemption must be surrendered to the Paying Agent at the address specified to collect the Redemption Price plus accrued interest, if any;

          (6)   that, unless the Company defaults in making the redemption payment, interest on Notes called for redemption ceases to accrue on and after the Redemption Date and the only remaining right of the Holders is to receive payment of the Redemption Price plus accrued interest to the Redemption Date upon surrender of the Notes to the Paying Agent;

          (7)   the subparagraph of the Notes pursuant to which the Notes called for redemption are being redeemed; and

          (8)   if fewer than all the Notes are to be redeemed, the identification of the particular Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption.

Section 3.04.    Effect of Notice of Redemption.

        Once the notice of redemption described in Section 3.03 is mailed, Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any. Upon surrender to the Paying Agent, such Notes shall be paid at the Redemption Price, including any premium, plus accrued interest to the Redemption Date, if any; provided that if the Redemption Date is after a Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date.

Section 3.05.    Deposit of Redemption Price.

        On or prior to 10:00 a.m., New York City time, on each Redemption Date, the Company shall have deposited with the Paying Agent in immediately available funds U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on all Notes to be redeemed on that date.

        On and after any Redemption Date, if U.S. legal tender sufficient to pay the Redemption Price of and accrued interest on Notes called for redemption shall have been made available in accordance with the preceding paragraph, the Notes called for redemption will cease to accrue interest and the only right of the Holders of such Notes will be to receive payment of the Redemption Price of and, subject to the first proviso in Section 3.04, accrued and unpaid interest on such Notes to the Redemption Date.

If any Note called for redemption shall not be so paid, interest will continue to accrue and be paid, from the Redemption Date until such redemption payment is made, on the unpaid principal of the Note and any interest not paid on such unpaid principal, in each case, at the rate and in the manner provided for in Section 2.12. The Trustee will return any remaining monies to the Company after all principal, premium and interest on the Notes has been paid in full.

Section 3.06.    Notes Redeemed in Part.

        Upon surrender of a Note that is redeemed in part, the Trustee shall authenticate for a Holder a new Note equal in principal amount to the unredeemed portion of the Note surrendered.

ARTICLE 4

COVENANTS

Section 4.01.    Payment of Notes.

        The Company shall pay the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes and this Indenture. An installment of principal or interest shall be considered paid on the date it is due if the Trustee or Paying Agent holds, for the benefit of the Holders, on that date U.S. legal tender designated for and sufficient to pay such installment in full and is not prohibited from paying such money to the Holders pursuant to the terms of this Indenture.

        The Company shall pay interest on overdue principal and interest on overdue interest, to the extent lawful as provided for in Section 2.12.

Section 4.02.    Provision of Financial Statements and Other Information.

        (a)   Whether or not required by the Commission, so long as any Notes are outstanding, the Company shall furnish to the Holders, within the time periods specified in the Commission's rules and regulations:

          (1)   all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the Company's certified independent accountants; and

          (2)   all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports.

        So long as the Company has designated any of its Subsidiaries as Unrestricted Subsidiaries, the quarterly and annual financial information required by the preceding paragraph will include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in Management's Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of the Company and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company.

        (b)   In addition, whether or not required by the Commission, the Company shall file a copy of all of the information and reports referred to in clauses (a)(1) and (a)(2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall also furnish to Holders, securities analysts and prospective investors upon request the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

Section 4.03.    Waiver of Stay, Extension or Usury Laws.

        The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead (as a defense or otherwise) or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury law or other law which would prohibit or forgive the Company from paying all or any portion of the principal of, premium, if any, and/or interest on the Notes as contemplated herein, wherever enacted, now or at any time hereafter in force, or which may affect the covenants or the performance of this Indenture; and (to the extent that they may lawfully do so) the Company hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 4.04.    Compliance Certificate; Notice of Default.

        (a)   The Company shall deliver to the Trustee on or before 120 days after the end of the Company's fiscal year and on or before 50 days after the end of each of the first, second and third fiscal quarters in each year an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during such fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and each Restricted Subsidiary has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge, no Default or Event of Default shall have occurred and be continuing, (or, if a Default or Event of Default shall have occurred, describing all or such Defaults or Events of Default of which he or she may have knowledge and what action each is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes are prohibited or if such event has occurred, a description of the event and what action the Company and each Restricted Subsidiary is taking or proposes to take with respect thereto. The Officers' Certificate shall also notify the Trustee should the Company and each Restricted Subsidiary elect to change the manner in which it fixes its fiscal year end.

        (b)   The Company will, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

Section 4.05.    Payment of Taxes and Other Claims.

        The Company shall pay or discharge or cause to be paid or discharged, before the same shall become delinquent, all material taxes, assessments and governmental charges (including withholding taxes and any penalties, interest and additions to taxes) levied or imposed upon it or any of its Subsidiaries or its properties or any of its Subsidiaries' properties; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment or charge whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted for which adequate reserves, to the extent required under GAAP, have been taken or where the failure to effect such payment is not adverse in any material respect to the Holders.

Section 4.06.    Corporate Existence.

        Subject to Article 5, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, and the corporate, partnership or limited liability company or other existence of each Subsidiary, in accordance with the respective organizational documents (as the same may be amended from time to time) of each Subsidiary and the material rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries except where the failure to preserve and keep in full force and effect any such rights, licenses and franchise shall not have a material adverse effect on the financial condition, business, operations or prospects of the

Company and its Subsidiaries taken as a whole; and provided that the Company shall not be required to preserve any such right, license or franchise, or the corporate, limited liability company, partnership or other existence of any Subsidiaries, if the Board of Directors of the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders.

Section 4.07.    Maintenance of Office or Agency.

        The Company shall maintain an office or agency in the Borough of Manhattan, The City of New York where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee as set forth in Section 10.02.

        The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations. The Company shall give prompt written notice to the Trustee of such designation or rescission and of any change in the location of any such other office or agency.

        The Company hereby initially designates the Corporate Trust Office of the Trustee set forth in Section 10.02 as one such office of the Company.

Section 4.08.    Compliance with Laws.

        The Company shall comply, and shall cause each of its Restricted Subsidiaries to comply, with all applicable statutes, rules, regulations, orders and restrictions of the United States of America, all states and municipalities thereof, and of any governmental department, commission, board, regulatory authority, bureau, agency and instrumentality of the foregoing, in respect of the conduct of their respective businesses and the ownership of their respective properties, except for such noncompliances as would not in the aggregate have a material adverse effect on the financial condition, business, operations, or prospects of the Company and its Restricted Subsidiaries taken as a whole.

Section 4.09.    Maintenance of Properties and Insurance.

        (a)   The Company shall cause all material properties owned by or leased by it or any of its Restricted Subsidiaries used or useful to the conduct of the Company's business or the business of any of its Restricted Subsidiaries to be maintained and kept in normal condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and shall cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in its judgment may be necessary, to actively conduct its business; provided, however, that nothing in this Section 4.09 shall prevent the Company or any of its Restricted Subsidiaries from discontinuing the use, operation or maintenance of any of such properties, or disposing of any of them, if such discontinuance or disposal is, in the judgment of the Board of Directors of the Company or of the Board of Directors of any Restricted Subsidiary of the Company concerned, or of an officer of the Company or any of its Restricted Subsidiaries having managerial responsibility for any such property, desirable in the conduct of the business of the Company or any Restricted Subsidiary, and if such discontinuance or disposal is not adverse in any material respect to the Holders.

        (b)   The Company shall maintain, and shall cause its respective Subsidiaries to maintain, insurance with reputable carriers against such risks and in such amounts, and with such deductibles, retentions, self-insured amounts and co-insurance provisions, as are customarily carried by similar businesses of similar size, including property and casualty loss, workers' compensation and interruption of business insurance.

Section 4.10.    Limitation on Additional Indebtedness.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, incur (as defined) any Indebtedness (including Acquired Indebtedness); provided that if no Default or Event of Default has occurred and is continuing at the time or as a consequence of the incurrence of such Indebtedness, the Company or any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness) if after giving effect to the incurrence of such Indebtedness and the receipt and application of the proceeds thereof, (A) if the Indebtedness is incurred by the Company or any of its Restricted Subsidiaries (other than Affinity Group or its Restricted Subsidiaries), the Company's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0, and (B) if the Indebtedness is incurred by Affinity Group or its Restricted Subsidiaries, Affinity Group's Consolidated Fixed Charge Coverage Ratio is at least 2.0 to 1.0.

        (b)   Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may incur Permitted Indebtedness; provided that the Company may not incur any Permitted Indebtedness that ranks junior in right of payment to the Notes that has a maturity or mandatory sinking fund payment prior to the maturity of the Notes.

        (c)   For purposes of determining compliance with this Section 4.10:

          (1)   in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (1) through (9) of the definition of "Permitted Indebtedness," or is entitled to be incurred pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify such item of Indebtedness on the date of its incurrence and, subject to clause (2) below, later reclassify all or a portion of such item of Indebtedness in any manner that complies with this covenant; and

          (2)   accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness of the same class (including through the issuance of Additional Notes in payment of interest as permitted by this Indenture), in each case in accordance with the terms of the underlying Indebtedness at its time of incurrence by the Company or a Restricted Subsidiary, as the case may be, will not be considered to be an incurrence of Indebtedness for purposes of this covenant; provided that the underlying Indebtedness is incurred in accordance with the terms of this Indenture.

Section 4.11.    Limitation on Restricted Payments.

        (a)   The Company shall not make, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, make, any Restricted Payment, unless:

          (1)   no Default or Event of Default has occurred and is continuing at the time of or immediately after giving effect to such Restricted Payment;

          (2)   immediately after giving pro forma effect to such Restricted Payment, the Company could incur $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10(a); and

          (3)   immediately after giving effect to such Restricted Payment, the aggregate of all Restricted Payments declared or made after the Issue Date does not exceed the sum of:

            (a)   50% of the Company's Consolidated Net Income for the period (treated as one accounting period) commencing on the first day following the end of the fiscal quarter ended immediately preceding the Issue Date to and including the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

            (b)   100% of the aggregate Net Proceeds received by the Company from the issue or sale after the Issue Date of Capital Stock (other than Disqualified Capital Stock or Capital Stock of the Company issued to any Subsidiary of the Company) of the Company or any Indebtedness or other securities of the Company convertible into or exercisable or exchangeable for Capital Stock (other than Disqualified Capital Stock) of the Company which have been so converted, exercised or exchanged, as the case may be, excluding, in the case of this clause (b), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth in Article 3 of this Indenture and the Notes;

            (c)   without duplication of any amounts included in clause (3)(b) above, 100% of the aggregate Net Proceeds received by the Company after the Issue Date from any equity contribution from a holder of the Company's Capital Stock, excluding, in the case of clauses (3)(b) and (c), any Net Proceeds from a Public Equity Offering to the extent used to redeem the Notes in compliance with the provisions set forth in Article 3 of this Indenture and the Notes; and

            (d)   without duplication, the sum of:

                (i)  the aggregate amount returned in cash on or with respect to an Investment (other than a Permitted Investment) in any Person, including an Unrestricted Subsidiary, made subsequent to the Issue Date whether through interest payments, principal payments, dividends, return of capital invested or other distributions;

               (ii)  the net proceeds received by the Company or any of its Restricted Subsidiaries from the disposition (other than to the Company or a Restricted Subsidiary of the Company), retirement or redemption of all or any portion of an Investment described in clause (3)(d)(i); and

              (iii)  upon redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary, the fair market value of such Subsidiary at the time of such redesignation;

    provided, however, that, with respect to an Investment in any Person, the sum of clauses (i), (ii) and (iii) above with respect to the Investment in such Person may not exceed the aggregate amount of all Investments made in such Person subsequent to the Issue Date.

        For purposes of determining under clause (3) above the amount expended for Restricted Payments, cash distributed will be valued at the face amount thereof and property other than cash will be valued at its fair market value.

        (b)   The provisions of Section 4.11(a) will not prohibit:

          (1)   the payment of any distribution within 60 days after the date of declaration thereof, if at such date of declaration such payment would comply with the provisions of this Indenture;

          (2)   the repurchase, redemption or other acquisition or retirement of any shares of Capital Stock of the Company or Indebtedness subordinate in right of payment to the Notes by conversion into, or by or in exchange for, shares of its Capital Stock (other than Disqualified Capital Stock), or out of the Net Proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of other shares of Capital Stock of the Company (other than Disqualified Capital Stock);

          (3)   the redemption or retirement of Indebtedness of the Company subordinate in right of payment to the Notes in exchange for, by conversion into, or out of the Net Proceeds of a substantially concurrent sale or incurrence of, Indebtedness of the Company (other than any Indebtedness owed to a Subsidiary of the Company) that is Refinancing Indebtedness;

          (4)   (a) payments made to the KEYSOP Plan with respect to bonuses or (b) payments under the Phantom Stock Agreements for key employees of the Company and its Restricted Subsidiaries to the extent that such payments are not prohibited pursuant to the other provisions of this Indenture;

          (5)   payments of Permitted Tax Distributions;

          (6)   the making of a Permitted Investment; and

          (7)   additional Restricted Payments not to exceed $5.0 million in the aggregate.

        In calculating the aggregate amount of Restricted Payments made subsequent to the Issue Date for purposes of clause (3) of Section 4.11(a), amounts expended pursuant to clauses (1) and (2) of this Section 4.11(b) will be included in such calculation.

        (c)   Not later than the date of making any Restricted Payment other than the Restricted Payments described in clauses (4), (5) and (6) of Section 4.11(b), the Company shall deliver to the Trustee an Officers' Certificate stating that:

          (1)   such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.11 were computed, which calculations may be based upon the Company's latest available financial statements, and

          (2)   no Default or Event of Default has occurred and is continuing and no Default or Event of Default will occur immediately after giving effect to any such Restricted Payment.

Section 4.12.    Limitation on Layering Indebtedness.

        The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, incur any Indebtedness that is or purports to be by its terms (or by the terms of any agreement governing such Indebtedness) subordinated to any other Indebtedness of the Company or of such Restricted Subsidiary, as the case may be, unless such Indebtedness is also by its terms (or by the terms of any agreement governing such Indebtedness) made expressly subordinate to the Notes, to the same extent and in the same manner as such Indebtedness is subordinated to such other Indebtedness of the Company.

Section 4.13.    Limitation on Asset Sales.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

          (1)   the Company or such Restricted Subsidiary, as the case may be, receives consideration at the time of such sale or other disposition at least equal to the fair market value of the assets sold or otherwise disposed of;

          (2)   except in the case of an Asset Sale (A) the consideration with respect to which does not exceed $5.0 million or (B) that pertains to assets which did not contribute more than 5% of EBITDA for the four full fiscal quarters immediately preceding the date of the Asset Sale, not less than 75% of the consideration received by the Company or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the following will be deemed to be cash for purposes of this clause (2):

            (a)   any liabilities (as shown on the Company's or such Restricted Subsidiary's most recent balance sheet) of the Company or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate in right of payment to the Notes) that are assumed by the transferee of any such assets pursuant to a customary novation agreement that releases the Company or such Restricted Subsidiary from further liability; and

            (b)   any securities, notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are within 30 days of receipt converted by the Company or such Restricted Subsidiary into cash (to the extent of the cash received in that conversion); and

          (3)   except as provided below, the Asset Sale Proceeds received by the Company or such Restricted Subsidiary are applied:

            (a)   to the extent the Company elects, to an Investment in property or other assets (including Capital Stock or other securities purchased in connection with the acquisition of

    Capital Stock or property of another Person) in compliance with Section 4.20; provided that such Investment occurs or the Company or any such Restricted Subsidiary enters into contractual commitments to make such Investment, subject only to customary conditions (other than the obtaining of financing), within 365 days following receipt of such Asset Sale Proceeds; and

            (b)   to the extent of the balance of Asset Sale Proceeds after application as described above, to the extent the Company or any such Restricted Subsidiary, as the case may be, elects, or is required, to prepay, repay or purchase Indebtedness under the Senior Credit Facility or under any other then existing secured Indebtedness of the Company or any such Restricted Subsidiary, to such prepayment, repayment or purchase within 365 days following the receipt of the Asset Sale Proceeds from any Asset Sale; provided that any such repayment must result in a permanent reduction of the commitments thereunder in an amount equal to the principal amount so repaid;

        (b)   If after the 370th day after an Asset Sale (the "Excess Proceeds Offer Trigger Date"), the Available Asset Sale Proceeds exceed $10.0 million, the Company must apply an amount equal to the Available Asset Sale Proceeds to an offer to repurchase the Notes, at a purchase price in cash equal to 100% of the principal amount thereof plus accrued and unpaid interest, if any, to the purchase date (an "Excess Proceeds Offer").

        (c)   Within 30 days of the Excess Proceeds Offer Trigger Date, the Company shall mail to the Trustee and each Holder a notice stating, among other things, that the Company is making an Excess Proceeds Offer and offering to repurchase Notes on the date specified in such notice (which will be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed) (the "Excess Proceeds Payment Date") pursuant to the procedures required by this Indenture and described in such notice.

        (d)   If an Excess Proceeds Offer is not fully subscribed, the Company may retain the portion of the Available Asset Sale Proceeds not required to repurchase Notes.

        (e)   In the event of the transfer of substantially all of the property and assets of the Company and the Restricted Subsidiaries as an entirety to a Person in a transaction permitted under Section 5.01 of this Indenture, the successor Person will be deemed to have sold the properties and assets of the Company and the Restricted Subsidiaries not so transferred for purposes of this Section 4.13, and must comply with the provisions of this Section 4.13 with respect to such deemed sale as if it were an Asset Sale.

        (f)    The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to an Excess Proceeds Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.13, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.13 by virtue thereof.

Section 4.14.    Limitation on Transfer of Assets.

        Except for Permitted Investments, neither the Company nor any Restricted Subsidiary shall sell, convey, transfer or otherwise dispose of its assets or property to any Unrestricted Subsidiary, except for sales, conveyances, transfers or other dispositions made in the ordinary course of business.

Section 4.15.    Limitation on Sale and Lease-Back Transactions.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, enter into any Sale and Lease-Back Transaction other than Sale and Lease-Back Transactions existing on the Issue Date;

provided that the Company or any Restricted Subsidiary may enter into a Sale and Lease-Back Transaction if:

          (1)   the Company or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Indebtedness relating to such Sale and Lease-Back Transaction under Section 4.10 hereof;

          (2)   the gross cash proceeds of that Sale and Lease-Back Transaction are at least equal to the fair market value of the property sold; and

          (3)   the transfer of assets in that Sale and Lease-Back Transaction is permitted by, and the Company applies the proceeds of such transaction in compliance with Section 4.13 hereof.

Section 4.16.    Limitation on Transactions with Affiliates.

        (a)   The Company shall not, and shall not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, amend or suffer to exist any transaction or series of related transactions (including, without limitation, the sale, purchase, exchange or lease of assets, property or services) with or for the benefit of any Affiliate (each an "Affiliate Transaction") or extend, renew, waive or otherwise amend or modify the terms of any Affiliate Transaction entered into prior to the Issue Date unless:

          (1)   such Affiliate Transaction is between or among the Company and one or more of the Restricted Subsidiaries; or

          (2)   the terms of such Affiliate Transaction are fair and reasonable to the Company or such Restricted Subsidiary, as the case may be, and the terms of such Affiliate Transaction are at least as favorable as the terms which could reasonably be expected to be obtained by the Company or such Restricted Subsidiary, as the case may be, in a comparable transaction made on an arm's-length basis between unaffiliated parties.

        In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $2.5 million that is not permitted under clause (1) above, the Company must obtain a Board Resolution of the Board of Directors of the Company certifying that such Affiliate Transaction complies with clause (2) above. In any Affiliate Transaction (or any series of related Affiliate Transactions that are similar or part of a common plan) involving an amount or having a fair market value in excess of $10.0 million that is not permitted under clause (1) above, the Company must obtain a favorable written opinion as to the fairness of such transaction or transactions, as the case may be, from an Independent Financial Advisor.

        (b)   Section 4.16(a) will not apply to:

          (1)   any Restricted Payment that is not prohibited by the provisions described under Section 4.11 or any Permitted Investment;

          (2)   reasonable fees and compensation paid to, and indemnity provided on behalf of, officers, directors or employees of the Company or any Restricted Subsidiary of the Company as determined in good faith by the Company's Board of Directors or senior management;

          (3)   any agreement as in effect as of the Issue Date or any amendment thereto or any transaction contemplated thereby (including pursuant to any amendment thereto) in any replacement agreement thereto so long as any such amendment or replacement agreement is not more disadvantageous to the Holders in any material respect than the original agreement as in effect on the Issue Date; and

          (4)   the Company and its Restricted Subsidiaries may make (a) payments to the KEYSOP Plan with respect to bonuses and (b) payments under the Phantom Stock Agreements for key employees of the Company and its Restricted Subsidiaries to the extent that such payments are not prohibited pursuant to the other provisions of this Indenture.

Section 4.17.    Limitation on Liens.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiaries to, create, incur or otherwise cause or suffer to exist or become effective any Liens of any kind (other than Permitted Liens) upon any property or asset of the Company or any Restricted Subsidiaries or any shares of Capital Stock or Indebtedness of any Restricted Subsidiary that owns property or assets, now owned or hereafter acquired, without making or causing the Restricted Subsidiary to make, effective provision for securing the Notes; and

          (1)   if such Lien secures Indebtedness which is subordinate in right of payment to the Notes, any such Lien will be subordinate to the Lien granted to Holders to the same extent as such Indebtedness is subordinate in right of payment to the Notes; and

          (2)   in all other cases, the Notes are equally and ratably secured.

Section 4.18.    Change of Control Offer.

        (a)   In the event of a Change of Control, the Company shall make an offer to repurchase (the "Change of Control Offer") each Holder's outstanding Notes at a purchase price (the "Change of Control Purchase Price") equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the Change of Control Payment Date (as defined) in accordance with the procedures set forth below.

        (b)   Within 20 days of the occurrence of a Change of Control, the Company shall mail to the Trustee and each Holder a notice stating:

          (1)   that the Change of Control Offer is being made pursuant to this Section 4.18 and that all Notes tendered will be accepted for payment;

          (2)   the Change of Control Purchase Price and the purchase date (which shall be a Business Day no earlier than 30 days nor later than 45 days from the date such notice is mailed (the "Change of Control Payment Date"));

          (3)   that any Note not tendered will continue to accrue interest;

          (4)   that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrue interest after the Change of Control Payment Date;

          (5)   that Holders accepting the offer to have their Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of the Holder to Elect Purchase" on the reverse of the Note completed, to the Paying Agent at the address specified in the notice prior to the close of business on the Business Day preceding the Change of Control Payment Date;

          (6)   that Holders will be entitled to withdraw their acceptance if the Paying Agent receives, not later than the close of business on the third Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have such Notes purchased;

          (7)   that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered;

          (8)   any other procedures that a holder must follow to accept a Change of Control Offer or effect withdrawal of such acceptance; and

          (9)   the name and address of the Paying Agent.

        (c)   On the Change of Control Payment Date, the Company will, to the extent lawful:

          (1)   accept for payment Notes or portions thereof tendered pursuant to the Change of Control Offer;

          (2)   deposit with the Paying Agent money sufficient to pay the Change of Control Purchase Price of all Notes or portions thereof so tendered; and

          (3)   deliver or cause to be delivered to the Trustee, Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof tendered to the Company.

        (d)   The Paying Agent shall promptly mail to each Holder of Notes so accepted payment in an amount equal to the Change of Control Purchase Price for such Notes, and the Company shall execute and issue and the Trustee will promptly authenticate and mail to such Holder, a new Note equal in principal amount to any unpurchased portion of the Notes surrendered.

        The Company must first comply with the covenant described in the preceding sentence before it will be required to purchase Notes in the event of a Change of Control; provided that the Company's failure to comply with the covenant described in the preceding sentence will constitute an Event of Default described in clause (c) under Section 6.01.

        (e)   In addition, (1) if the Company has outstanding any Indebtedness that is subordinated in right of payment to the Notes or Preferred Stock outstanding, and the Company is required to make a change of control offer or to make a distribution with respect to such subordinated Indebtedness or Preferred Stock in the event of a Change of Control, the Company will not consummate any such offer or distribution with respect to such subordinated Indebtedness or Preferred Stock until such time as the Company has paid the Change of Control Purchase Price to the Holders that have accepted the Company's Change of Control Offer and must otherwise have consummated the Change of Control Offer and (2) the Company will not issue Indebtedness that is subordinated in right of payment to the Notes and will not issue any Preferred Stock, as applicable, with change of control provisions requiring the payment of such Indebtedness or Preferred Stock prior to the payment of the Notes in the event of a Change of Control.

        (f)    The Company shall not be required to make a Change of Control Offer if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements of this Indenture applicable to a Change of Control Offer made by the Company and purchases of all Notes or portions of Notes properly tendered and not withdrawn under such Change of Control Offer.

        (g)   The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with this Section 4.18, the Company shall comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this Section 4.18 by virtue thereof.

Section 4.19.    Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries.

        (a)   The Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

          (1)   pay dividends or make any other distributions to the Company or any Restricted Subsidiary:

            (a)   on its Capital Stock; or

            (b)   with respect to any other interest or participation in, or measured by, its profits;

          (2)   repay any Indebtedness or any other obligation owed to the Company or any Restricted Subsidiary;

          (3)   make loans or advances or capital contributions to the Company or any Restricted Subsidiary; or

          (4)   transfer any of its properties or assets to the Company or any Restricted Subsidiary;

except for such encumbrances or restrictions existing under or by reason of:

            (a)   the Senior Credit Facility;

            (b)   the Affinity Group Indenture;

            (c)   encumbrances or restrictions existing on the Issue Date to the extent and in the manner such encumbrances and restrictions are in effect on the Issue Date and any amendments, restatements, renewals, replacements or refinancings thereof; provided that any amendment, restatement, renewal, replacement or refinancing is not more disadvantageous to the Holders in any material respect with respect to such encumbrances or restrictions existing on the Issue Date;

            (d)   this Indenture and the Notes;

            (e)   applicable law;

            (f)    any instrument governing Acquired Indebtedness, which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person (including any Subsidiary of the Person), so acquired;

            (g)   customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices;

            (h)   Refinancing Indebtedness; provided that such restrictions are no more restrictive than those contained in the agreements governing the Indebtedness being refunded, refinanced or extended;

            (i)    customary restrictions in security agreements or mortgages securing Indebtedness of the Company or a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements and mortgages;

            (j)    customary restrictions with respect to a Restricted Subsidiary of the Company pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Restricted Subsidiary;

            (k)   customary restrictions imposed on the transfer of copyrighted or patented materials; or

            (l)    customary restrictions under Sale and Lease-Back Transactions that apply to the assets being transferred only and that comply with Section 4.15.

Section 4.20.    Limitation on Conduct of Business.

        The Company and the Restricted Subsidiaries will not engage in any businesses that are not the same, similar, ancillary or related to the businesses in which the Company and the Restricted Subsidiaries are engaged in on the Issue Date.

Section 4.21.    Limitation on Preferred Stock of Restricted Subsidiaries.

        The Company shall not permit any of its Restricted Subsidiaries to issue any Preferred Stock (except Preferred Stock issued to the Company or a Restricted Subsidiary of the Company) or permit any Person (other than the Company or a Restricted Subsidiary of the Company) to hold any such Preferred Stock unless such Restricted Subsidiary would be entitled to incur or assume Indebtedness

(other than Permitted Indebtedness) in compliance with Section 4.10(a) in the aggregate principal amount equal to the aggregate liquidation value of the Preferred Stock to be issued.

Section 4.22.    Limitation on Capital Stock of Restricted Subsidiaries.

        (a)   The Company shall not:

          (1)   sell, pledge, hypothecate or otherwise convey or dispose of any Capital Stock of a Restricted Subsidiary of the Company (other than any such transaction resulting in a Lien which constitutes a Permitted Lien); or

          (2)   permit any of its Restricted Subsidiaries to issue any Capital Stock, other than to the Company or a Restricted Subsidiary of the Company.

        (b)   Section 4.22(a) will not apply to an Asset Sale made in compliance with Section 4.13 (provided that if such Asset Sale is for less than all of the outstanding Capital Stock of any Restricted Subsidiary held by the Company or any of its Restricted Subsidiaries, such Asset Sale must also comply with Section 4.11) or the issuance of Preferred Stock in compliance with Section 4.21.

Section 4.23.    Limitation on Creation of Subsidiaries.

        The Company shall not create or acquire any Subsidiary other than:

          (1)   a Restricted Subsidiary existing as of the Issue Date;

          (2)   a direct or indirect Restricted Subsidiary of Affinity Group permitted to be created under the terms of the Affinity Group Notes; or

          (3)   an Unrestricted Subsidiary.

        As of the Issue Date, the Company shall have no Unrestricted Subsidiaries other than CWFR Capital Corp.

Section 4.24.    Limitation on Investments.

        The Company shall not, and shall not permit any of its Restricted Subsidiaries to, make any Investment other than:

                (i)  a Permitted Investment; or

               (ii)  an Investment that is made after the Issue Date as a Restricted Payment in compliance with Section 4.11.

Section 4.25.    Use of Proceeds.

        The net proceeds of the Notes shall be used by the Company to make a capital contribution to Affinity Group. With that capital contribution, Affinity Group shall make a capital contribution in an equal amount to Camping World, which in turn will make a capital contribution in an equal amount to CWI, Inc., a Restricted Subsidiary of Camping World, which in turn will make a capital contribution in an equal amount to CWFR Capital Corp., an Unrestricted Subsidiary of Camping World.

ARTICLE 5

SUCCESSOR CORPORATION

Section 5.01.    Limitation on Consolidation, Merger and Sale of Assets.

        The Company shall not and shall not permit any Restricted Subsidiary to (1) consolidate or merge with or into another Person (whether or not the Company or such Restricted Subsidiary will be the continuing Person), or (2) sell, assign, transfer, lease, convey or otherwise dispose of (each a "transfer")

all or substantially all of the assets of the Company (as an entirety or substantially as an entirety in one transaction or a series of related transactions) to any Person unless:

          (1)   either the Company or such Restricted Subsidiary, as the case may be, is the continuing Person, or the Person (if other than the Company or such Restricted Subsidiary) formed by such consolidation or into which the Company or such Restricted Subsidiary, as the case may be, is merged or to which the assets of the Company or such Restricted Subsidiary, as the case may be, are sold, assigned, transferred, leased, conveyed or otherwise disposed of must be a corporation organized and existing under the laws of the United States or any State thereof or the District of Columbia and must expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all of the obligations of the Company or such Restricted Subsidiary, as the case may be, under this Indenture and the Notes, and the obligations thereunder will remain in full force and effect;

          (2)   immediately before and immediately after giving effect to such transaction, no Default or Event of Default will have occurred and be continuing; and

          (3)   immediately after giving effect to such transaction on a pro forma basis the Company or such Person:

            (a)   will have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth of the Company immediately prior to such transaction; and

            (b)   will be able to incur at least $1.00 of additional Indebtedness (other than Permitted Indebtedness) under Section 4.10(a);

    provided, that a Person that is a Restricted Subsidiary on the Issue Date may merge into the Company or another Person that is a Restricted Subsidiary on the Issue Date without complying with this clause (3).

        In connection with any consolidation, merger or transfer of assets contemplated by this provision, the Company shall deliver, or cause to be delivered, to the Trustee, an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and the supplemental indenture in respect thereto comply with this provision and that all conditions precedent herein provided for relating to such transaction or transactions have been complied with.

        For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties or assets of one or more Restricted Subsidiaries of the Company the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, will be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section 5.02.    Successor Person Substituted.

        Upon any consolidation, merger, conveyance or any transfer of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor entity formed by such consolidation or into which the Company or any such Restricted Subsidiary is merged or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Restricted Subsidiary, as the case may be, under this Indenture with the same effect as if such successor entity had been named as the Company or such Restricted Subsidiary as the case may be herein, and thereafter the predecessor entity shall be relieved of all obligations and covenants under this Indenture and the Notes.

ARTICLE 6

DEFAULTS AND REMEDIES

Section 6.01.    Events of Default.

        An "Event of Default" occurs if

          (a)   there is a default in payment of any principal of, or premium, if any, on the Notes whether at maturity, upon redemption, required repurchase or otherwise;

          (b)   there is a default in payment of any interest on the Notes when it becomes due and payable and such failure continues for 30 days, which payment shall be in cash or, for any related Interest Payment Date on or prior to February 15, 2008, through the issuance of Additional Notes in accordance with this Indenture unless the Company has elected to pay interest in cash, in which case payment of interest due on such Interest Payment Date shall be in cash;

          (c)   there is a default by the Company or any Restricted Subsidiary in the observance or performance of any other covenant in the Notes or this Indenture for 30 days after written notice from the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding specifying the default (except in the case of a default with respect to Sections 4.18 or 5.01 which will constitute an Event of Default with such notice requirement but without such passage of time requirement);

          (d)   failure to pay when due at final maturity (giving effect to any applicable grace periods and any waiver or extension thereof) or on a redemption date specified in an irrevocable notice of redemption sent by the Company or a Restricted Subsidiary on which the entire principal amount of the Indebtedness outstanding subject to such notice is required to be paid, principal in an aggregate amount of $5.0 million or more, with respect to any Indebtedness of the Company or any Restricted Subsidiary thereof, or the acceleration of any such Indebtedness aggregating $5.0 million or more pursuant to a default under the instrument governing such Indebtedness, which default shall not be cured, waived or postponed pursuant to an agreement with the holders of such Indebtedness within 30 days after written notice as provided in this Indenture, or such acceleration shall not be rescinded or annulled within 15 days after written notice as provided in this Indenture;

          (e)   any final judgment or judgments which can no longer be appealed for the payment of money in excess of $5.0 million is rendered against the Company or any Restricted Subsidiary thereof, and is not discharged for any period of 60 consecutive days during which a stay of enforcement is not in effect;

          (f)    The Company, Parent or any Restricted Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

            (A)  commences a voluntary case,

            (B)  consents to the entry of an order for relief against it in an involuntary case,

            (C)  consents to the appointment of a Custodian of it or for all or substantially all of its property,

            (D)  makes a general assignment for the benefit of its creditors,

            (E)  becomes insolvent or generally fails to pay, or admits in writing its inability or unwillingness to pay, debts as they become due, or

            (F)  takes any corporate action to authorize or effect any of the foregoing; and

          (g)   a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

            (A)  is for relief against the Company, Parent or any Restricted Subsidiary in an involuntary case,

            (B)  appoints a Custodian of the Company, Parent or any Restricted Subsidiary or for all or substantially all of the property of the Company, Parent or any Restricted Subsidiary, or

            (C)  orders the liquidation of the Company, Parent or any Restricted Subsidiary,

  and the order or decree remains unstayed and in effect for 60 days.

        The term "Bankruptcy Law" means Title 11, U.S. Code or any similar federal, state or non-U.S. law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

Section 6.02.    Acceleration.

        If an Event of Default (other than an Event of Default of the type described in Section 6.01(f) or (g)) has occurred and is continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding may (and the Trustee, at the request of such Holders, shall) declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued and unpaid interest, if any, to the date of acceleration and (1) the same will become immediately due and payable or (2) if there are any amounts outstanding under the Senior Credit Facility, such amounts will become immediately due and payable upon the first to occur of an acceleration under the Senior Credit Facility or five Business Days after receipt by the Company and the representative under the Senior Credit Facility of a notice of acceleration; provided, however, that after such acceleration but before a judgment or decree based on acceleration is obtained by the Trustee, the Holders of a majority in aggregate principal amount of outstanding Notes may rescind and annul such acceleration if:

          (1)   all Events of Default, other than nonpayment of principal, premium, if any, or interest that has become due solely because of the acceleration, have been cured or waived as provided in this Indenture;

          (2)   to the extent the payment of such interest is lawful, interest on overdue installments of interest and overdue principal, which has become due otherwise than by such declaration of acceleration, has been paid;

          (3)   the Company has paid the Trustee its reasonable compensation and reimbursed the Trustee for its expenses, disbursements and advances; and

          (4)   in the event of the cure or waiver of an Event of Default of the type described in Section 6.01(f) or (g), the Trustee must have received an Officers' Certificate and an Opinion of Counsel that such Event of Default has been cured or waived.

No such rescission will affect any subsequent Default or impair any right consequent thereto.

        In case an Event of Default of the type described in Section 6.01(f) or (g) occurs, the principal, premium and interest amount with respect to all of the Notes will be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders.

Section 6.03.    Other Remedies.

        If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture and may take any necessary action requested of it as Trustee to settle, compromise, adjust or otherwise conclude any proceedings to which it is a party.

        The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative to the extent permitted by law.

Section 6.04.    Waiver of Past Defaults and Events of Default.

        Subject to Sections 2.09, 6.02, 6.07 and 8.02, the holders of a majority in principal amount of the Notes then outstanding have the right to waive any existing Default under this Indenture or the Notes except a Default in the payment of the principal of, or interest or premium, if any, on any Note as specified in clauses (a) and (b) of Section 6.01 or in respect of a covenant or a provision which cannot be modified or amended without the consent of all Holders as provided for in Section 8.02. The Company shall deliver to the Trustee an Officers' Certificate stating that the requisite percentage of Holders have consented to such waiver and attaching copies of such consents. In case of any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder and under the Notes, respectively. This paragraph of this Section 6.04 shall be in lieu of Section 316(a)(1)(B) of the TIA and such Section 316(a)(1)(B) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

        Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture, but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereto.

Section 6.05.    Control by Majority.

        Subject to Section 2.09, the Holders of a majority in principal amount of the outstanding Notes have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee by this Indenture. The Trustee, however, may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines may be unduly prejudicial to the rights of another Holder not taking part in such direction, and the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, determines that the action so directed may not lawfully be taken or if the Trustee in good faith shall, by a Trust Officer, determine that the proceedings so directed may involve it in personal liability; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. In the event the Trustee takes any action or follows any direction pursuant to this Indenture, the Trustee shall be entitled to indemnification reasonably satisfactory to it against any loss or expense caused by taking such action or following such direction. This Section 6.05 shall be in lieu of Section 316(a)(1)(A) of the TIA, and such Section 316(a)(1)(A) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 6.06.    Limitation on Suits.

        Subject to Section 6.07 below, no Holder of any Note will have any right to institute any proceeding with respect to this Indenture or for any remedy thereunder, unless:

          (1)   such Holder has previously given to the Trustee written notice of a continuing Event of Default;

          (2)   the Holders of at least 25% in aggregate principal amount of the outstanding Notes have made written request and offered indemnity reasonably satisfactory to the Trustee to institute such proceeding as Trustee;

          (3)   the Trustee has not received from the Holders of a majority in aggregate principal amount of the outstanding Notes a direction inconsistent with such request; and

          (4)   the Trustee has failed to institute such a proceeding within 60 days of the receipt by the Trustee of the written request referred to in clause (3) of this Section 6.06.

        Notwithstanding the foregoing, such limitations do not apply to a suit instituted on such Note on or after the respective due dates expressed in such Note.

        A Noteholder may not use this Indenture to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

Section 6.07.    Rights of Holders to Receive Payment.

        Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of, or premium, if any, or accrued interest of any Note held by such Holder on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates, is absolute and unconditional and shall not be impaired or affected without the consent of the Holder.

Section 6.08.    Collection Suit by Trustee.

        If an Event of Default in payment of principal, premium or interest specified in Section 6.01(a) or (b) hereof occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of unpaid principal, premium and accrued interest remaining unpaid, together with, to the extent that payment of such interest is lawful, interest on overdue principal and interest on overdue installments of interest, in each case at the rate set forth in Section 4.01, and such further amounts as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

Section 6.09.    Trustee May File Proofs of Claim.

        The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same after deduction of its charges and expenses to the extent that any such charges and expenses are not paid out of the estate in any such proceedings and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07.

        Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan or reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceedings.

Section 6.10.    Priorities.

        If the Trustee collects any money pursuant to this Article 6, it shall pay out the money in the following order:

          FIRST: to the Trustee for amounts due under Section 7.07 hereof;

          SECOND: if the Holders are forced to proceed against the Company directly without the Trustee, to Holders for their collection costs;

          THIRD: to Holders for amounts due and unpaid on the Notes for principal, premium, if any, and interest as to each, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes; and

          FOURTH: to the Company.

        The Trustee, upon prior written notice to the Company, may fix a record date and payment date for any payment to Noteholders pursuant to this Section 6.10.

Section 6.11.    Undertaking for Costs.

        In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the Notes then outstanding.

ARTICLE 7

TRUSTEE

Section 7.01.    Duties of Trustee.

        (a)   If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

        (b)   Except during the continuance of a Default or an Event of Default:

          (1)   The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee.

          (2)   In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, in the case of certificates or opinions specifically required by any provision hereof to be furnished to it, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

        (c)   Notwithstanding anything to the contrary herein contained, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

          (1)   This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

          (2)   The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

          (3)   The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

        (d)   No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or to take or omit to take any action under this Indenture or take any action at the request or direction of Holders if it shall have grounds in its sole discretion for believing that repayment of such funds is not assured to it or it does not receive from such Holders an indemnity or security reasonably satisfactory to it against such risk, liability, loss, fee or expense which might be incurred by it in compliance with such request or direction.

        (e)   Whether or not herein expressly provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 7.01.

        (f)    The Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree in writing with the Company. Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 7.02.    Rights of Trustee.

        Subject to Section 7.01:

          (a)   The Trustee may conclusively rely on any document (whether in original or facsimile form) reasonably believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

          (b)   Before the Trustee acts or refrains from acting with respect to any matters contemplated by this Indenture or the Notes it may consult with counsel and may require an Officers' Certificate or an Opinion of Counsel, or both, which shall conform to the provisions of Section 10.05. The Trustee shall be protected and shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

          (c)   The Trustee may act through attorneys and agents and shall not be responsible for the misconduct or negligence of any attorney or agent (other than an agent who is an employee of the Trustee) so long as the appointment of such agent was made with due care.

          (d)   The Trustee shall not be liable for any action it takes or omits to take in good faith which it reasonably believes to be authorized or within its rights or powers.

          (e)   The Trustee may consult with counsel of its selection, and the advice or opinion of such counsel as to matters of law shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

          (f)    In no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

          (g)   The Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Securities and this Indenture.

          (h)   The rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

          (i)    The Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

Section 7.03.    Individual Rights of Trustee.

        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may make loans to, accept deposits from, perform services for or otherwise deal with the Company, or any Affiliates thereof, with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. The Trustee, however, shall be subject to Sections 7.10 and 7.11.

Section 7.04.    Trustee's Disclaimer.

        The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the sale of Notes or any money paid to the Company pursuant to the terms of this Indenture and it shall not be responsible for any statement of the Company in this Indenture or the Notes other than the Trustee's certificate of authentication.

Section 7.05.    Notice of Defaults.

        If a Default or an Event of Default occurs and is continuing and if a Trust Officer of the Trustee has actual knowledge of such Default or Event of Default, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 30 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, premium or interest on, any Note, including an accelerated payment and the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer or on the Excess Proceeds Payment Date pursuant to an Excess Proceeds Offer and, except in the case of a failure to comply with Article 5, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Trust Officers in good faith determines that withholding the notice is in the interest of the Holders. This Section 7.05 shall be in lieu of the proviso to Section 315(b) of the TIA, and such proviso of Section 315(b) of the TIA is hereby expressly excluded from this Indenture and the Notes, as permitted by the TIA.

Section 7.06.    Reports by Trustee to Holders.

        If required by TIA Section 313(a), within 60 days after May 15 of any year, commencing the May 15 following the date of this Indenture, the Trustee shall mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Section 313(b), (c) and (d).

        Reports pursuant to this Section 7.06 shall be transmitted by mail:

          (1)   to all registered Holders, as the names and addresses of such Holders appear on the Registrar's books; and

          (2)   to such Holders as have, within the two years preceding such transmission, filed their names and addresses with the Trustee for that purpose.

        A copy of each report at the time of its mailing to Holders shall be filed with the Commission and each stock exchange, if any, on which the Notes are listed. The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange or of any delisting thereof.

Section 7.07.    Compensation and Indemnity.

        The Company shall pay to the Trustee from time to time such compensation as shall be agreed in writing between the Company and the Trustee for the Trustee's services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable fees and expenses, including out-of-pocket expenses incurred or made by it in connection with the performance of its duties under this Indenture or in connection with the collection of any funds. Such expenses shall include the reasonable fees and expenses of the Trustee's agents and counsel.

        The Company shall indemnify each of the Trustee and its agents, employees, stockholders and directors and officers for, and hold them harmless against, any loss, liability, claim, damage or expense incurred by them except for such actions to the extent caused by any gross negligence, bad faith or willful misconduct on their part, arising out of or in connection with the administration of this trust including the reasonable costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their rights, powers or duties hereunder. The Trustee shall notify the Company promptly, in writing, of any claim asserted against the Trustee of which a Trust Officer has received written notice for which it may seek indemnity. The Company, at its option, may defend the claim and the Trustee shall cooperate and may participate in the defense; provided that any settlement of a claim shall be approved in writing by the Trustee. The Company need not pay for any settlement made without its written consent, which consent shall not be unreasonably withheld. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its gross negligence, bad faith or willful misconduct.

        To secure the Company's payment Obligations in this Section 7.07, the Trustee shall have a lien prior to the Notes on all assets or money held or collected by the Trustee, in its capacity as Trustee, except assets or money held in trust to pay principal of, premium or interest on particular Notes.

        When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(f) or (g) occurs, such expenses and the compensation for such services are intended to constitute expenses of administration under any Bankruptcy Law.

        The obligations of the Company under this Section 7.07 shall survive the resignation or removal of the Trustee and the satisfaction and discharge of this Indenture.

Section 7.08.    Replacement of Trustee.

        A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section 7.08.

        The Trustee may resign at any time by so notifying the Company in writing. The holders of a majority in principal amount of the outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing and may appoint a successor Trustee. The Company may remove the Trustee at its election if:

          (a)   the Trustee fails to comply with Section 7.10;

          (b)   the Trustee is adjudged a bankrupt or an insolvent;

          (c)   a receiver or other public officer takes charge of the Trustee or its property; or

          (d)   the Trustee otherwise becomes incapable of acting.

        If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.

        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer, after payment of all sums then owing to the Trustee pursuant to Section 7.07, all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

        If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Notes may petition, at the expense of the Company, any court of competent jurisdiction for the appointment of a successor Trustee.

        If the Trustee fails to comply with Section 7.10, any Noteholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

        Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.

Section 7.09.    Successor Trustee by Consolidation, Merger or Conversion.

        If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, subject to this Article 7, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.    Eligibility; Disqualification.

        This Indenture shall always have a Trustee which shall be eligible to act as Trustee under TIA Sections 310(a)(1) and 310(a)(2). The Trustee shall have a combined capital and surplus of at least $100.0 million as set forth in its most recent published annual report of condition. If the Trustee has or shall acquire any "conflicting interest" within the meaning of TIA Section 310(b), the Trustee and the Company shall comply with the provisions of TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company are outstanding if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 7.10, the Trustee shall resign immediately in the manner and with the effect hereinbefore specified in this Article 7.

Section 7.11.    Preferential Collection of Claims Against Company.

        The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein. The provisions of TIA Section 311 shall apply to the Company as obligor of the Notes.

ARTICLE 8

AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 8.01.    Without Consent of Holders.

        The Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture, the Notes without notice to or consent of any Holder:

          (1)   to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not, in the opinion of the Trustee, adversely affect the rights of any Holder in any material respect;

          (2)   to provide for uncertificated Notes in addition to or in place of Certificated Notes;

          (3)   to comply with Article 5;

          (4)   to comply with any requirements of the Commission in order to effect or maintain the qualification of this Indenture under the TIA;

          (5)   to make any change that would provide any additional benefit or rights to the Holders;

          (6)   to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein conferred upon the Company;

          (7)   to secure the Notes pursuant to the requirements of Section 4.17 or otherwise; or

          (8)   to make any other change that does not materially and adversely affect the rights of any Holder under this Indenture.

Section 8.02.    With Consent of Holders.

        Subject to Section 6.07, the Company, when authorized by a Board Resolution, and the Trustee may amend or supplement this Indenture or the Notes with the written consent of the Holders of at least a majority in principal amount of the outstanding Notes. Subject to Section 6.07, the Holders of a majority in principal amount of the outstanding Notes may waive compliance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may not:

          (1)   reduce the amount of Notes whose Holders must consent to an amendment, supplement, or waiver to this Indenture;

          (2)   reduce the rate of or change the time for payment of interest, including defaulted interest, on any Note;

          (3)   reduce the principal of or premium on or change the stated maturity of any Note or change the date on which any Notes may be subject to redemption or repurchase or reduce the redemption or repurchase price therefor, except that the time period for any notice of redemption or repurchase of the Notes may be amended or waived by the Holders of a majority in principal amount of the outstanding Notes;

          (4)   make any Note payable in money other than that stated in the Note (except that interest may be paid through the issuance of Additional Notes in accordance with this Indenture) or change the place of payment from New York, New York;

          (5)   waive a Default on the payment of the principal of, interest on, or redemption payment with respect to any Note;

          (6)   make any change in provisions of this Indenture protecting the right of each Holder to receive payment of principal of and interest on such Note on or after the due date thereof or to bring suit to enforce such payment, or permitting Holders of a majority in principal amount of Notes to waive Defaults or Events of Default;

          (7)   amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control or make and consummate an Excess Proceeds Offer with respect to any Asset Sale that has been consummated or modify any of the provisions or definitions in this Indenture with respect thereto; or

          (8)   modify or change any provision of this Indenture or the related definitions affecting the ranking of the Notes in a manner which adversely affects the Holders.

        After an amendment, supplement or waiver under this Section 8.02 becomes effective, the Company shall mail to the Holders a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

        Upon the request of the Company, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and upon the receipt by the Trustee of evidence reasonably satisfactory to the Trustee of the consent of the Holders as aforesaid and upon receipt by the Trustee of the documents described in Section 8.06, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee's own rights, duties or immunities under this Indenture, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

        It shall not be necessary for the consent of the Holders under this Section 8.02 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

Section 8.03.    Compliance with TIA.

        Every amendment to or supplement of this Indenture or the Notes shall comply with the TIA as then in effect.

Section 8.04.    Revocation and Effect of Consents.

        Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. Subject to the following paragraph, any such Holder or subsequent Holder may revoke the consent as to such Holder's Note or portion of such Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

        The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

        After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (8) of Section 8.02, in which case, the amendment, supplement or waiver shall bind only each Holder who has consented to it and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Note, on or after the respective due dates expressed in such Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

Section 8.05.    Notation on or Exchange of Notes.

        If an amendment, supplement, or waiver changes the terms of a Note, the Trustee may request the Holder to deliver it to the Trustee. In such case, the Trustee shall place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determine, in exchange for the Note the Company shall issue and the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment supplement or waiver.

Section 8.06.    Trustee to Sign Amendments, etc.

        The Trustee shall be provided with, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article 8 is authorized or permitted by this Indenture and that such amendment, supplement or waiver constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms (subject to customary exceptions). The Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

ARTICLE 9

DISCHARGE OF INDENTURE; DEFEASANCE

Section 9.01.    Satisfaction and Discharge of Indenture.

        This Indenture shall be discharged and shall cease to be of further effect (except those obligations referred to in the penultimate paragraph of this Section 9.01) as to all outstanding Notes and the Trustee, on written demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when either:

          (a)   all Notes theretofore authenticated and delivered (other than (i) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.07 hereof and (ii) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust) have been delivered to the Trustee for cancellation; or

          (b)   (i) either (A) pursuant to Article 3, the Company shall have given notice to the Trustee and mailed a notice of redemption to each Holder of the redemption of all of the Notes under arrangements satisfactory to the Trustee for the giving of such notice or (B) all Notes not theretofore delivered to the Trustee for cancellation have become due and payable; (ii) the Company has irrevocably deposited or caused to be deposited with the Trustee in trust for the purpose an amount of U.S. legal tender or U.S. Government Obligations sufficient to pay and discharge the entire Indebtedness on such Notes not theretofore delivered to the Trustee for cancellation, for the principal of, premium, if any, and interest on the Notes to the date of such deposit; (iii) no Default or Event of Default with respect to this Indenture or the Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company is a party or by which it is bound; (iv) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and (v) the Company has delivered to the Trustee (A) irrevocable instructions to apply the deposited money toward payment of the Notes at the maturity or redemption thereof, and (B) an Officers' Certificate and an

  Opinion of Counsel each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

        Notwithstanding the foregoing paragraph, the Company's obligations in Article 2 and Sections 4.01, 4.07, 7.07, 9.06 and 9.07 shall survive until the Notes are no longer outstanding pursuant to the last paragraph of Section 2.08. After the Notes are no longer outstanding, the Company's obligations in Sections 7.07, 9.06 and 9.07 shall survive such satisfaction and discharge.

        After such delivery or irrevocable deposit, the Trustee upon request shall acknowledge in writing the discharge of the Company's obligations under the Notes and this Indenture except for those surviving obligations specified above.

Section 9.02.    Legal Defeasance.

        (a)   The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this Section 9.02 applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

        (b)   Upon the Company's exercise under paragraph (a) hereof of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 9.05 and the other Sections of this Indenture referred to in (i) and (ii) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions, which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section 9.05, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (ii) the Company's obligations with respect to such Notes under Article 2 and Section 4.07, (iii) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (iv) this Article 9. Subject to compliance with this Article 9, the Company may exercise its option under this Section 9.02 notwithstanding the prior exercise of its option under Section 9.03 below with respect to the Notes.

Section 9.03.    Covenant Defeasance.

        (a)   The Company may, at its option by Board Resolution of the Board of Directors of the Company, at any time, elect to have this Section 9.03 applied to all outstanding Notes upon compliance with the conditions set forth in Section 9.04.

        (b)   Upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), the Company shall, subject to the satisfaction of the conditions set forth in Section 9.04, be released from its obligations under the covenants contained in Sections 4.05, 4.08, 4.09 and 4.10 through 4.24, inclusive, and Article 5 with respect to the outstanding Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder. For this purpose, such Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event or Default under Section 6.01(c), but, except as specified in this Section 9.03, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under paragraph (a) of the option applicable to this paragraph (b), subject to the satisfaction of the conditions set forth in Section 9.04, Sections 6.01(d) and 6.01(e) shall not constitute Events of Default.

Section 9.04.    Conditions to Legal Defeasance or Covenant Defeasance.

        The following shall be the conditions to the application of either Section 9.02 or 9.03 to the outstanding Notes:

        In order to exercise either Legal Defeasance or Covenant Defeasance:

          (a)   the Company shall irrevocably deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money and/or non-callable U.S. Government Obligation which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of, premium, if any, and interest on the Notes, on the scheduled due dates therefor or on a selected date of redemption in accordance with the terms of this Indenture;

          (b)   in the case of an election under Section 9.02, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (i) the Company have received from, or there has been published by, the Internal Revenue Service a ruling or (ii) since the date of this Indenture, there has been a change in any applicable U.S. federal income tax law, in either case to the effect that, and such Opinion of Counsel shall confirm that, the Holders of the Notes or Persons in their positions will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

          (c)   in the case of an election under Section 9.03, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

          (d)   no Default or Event of Default has occurred and is continuing on the date of such deposit or insofar as Events of Default from bankruptcy, insolvency or reorganization events are concerned, at any time in the period ending on the 91st day after the date of deposit;

          (e)   such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of or constitute a Default under this Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

          (f)    the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company or others;

          (g)   the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with;

          (h)   the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that assuming no intervening event of the type described in Section 6.01(f) or (g) between the date of deposit and the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law and further assuming that no Holder is an insider of the Company, after the 91st day following the deposit or, if longer, ending on the day following the expiration of the longest preference period under any Bankruptcy Law, the trust funds will not be subject to the effect of any applicable Bankruptcy Law; and

          (i)    the Company shall have delivered to the Trustee an Opinion of Counsel stating that, as a result of such Legal Defeasance or Covenant Defeasance, neither the trust nor the Trustee will be required to register as an investment company under the Investment Company Act of 1940, as amended.

Section 9.05.    Application of Trust Money.

        All money and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 9.01 or 9.04 in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent as the Trustee may determine, to the Holders of such Notes, of all sums due and to become due thereon in respect of principal, premium, if any, and accrued interest, but such money need not be segregated from other funds except to the extent required by law.

        The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 9.01 or 9.04 or the principal, premium, if any, and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders.

        Anything in this Article 9 to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon a written request of the Company in the form of an Officers' Certificate any money or U.S. Government Obligations held by it as provided in Section 9.01 or 9.04 which, in the opinion of a nationally-recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.

Section 9.06.    Repayment to the Company.

        Subject to Sections 9.01, 9.02, 9.03, 9.04, 9.05 and 9.07, the Trustee and the Paying Agent shall promptly pay to the Company upon request any excess U.S. legal tender or U.S. Government Obligations held by them at any time and thereupon shall be relieved from all liability with respect to such money. The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal, premium, if any, or interest that remains unclaimed for two years; provided that the Trustee or such Paying Agent, before being required to make any payment, may at the expense of the Company cause to be published once in a newspaper of general circulation in The City of New York or mail to each Holder entitled to such money notice that such money remains unclaimed, and that after a date specified therein which shall be at least 30 days from the date of such publication or mailing, any unclaimed balance of such money then remaining will be repaid to the Company. After payment to the Company, Holders entitled to such money must look to the Company for payment as general creditors unless an applicable law designates another Person.

Section 9.07.    Reinstatement.

        If the Trustee or Paying Agent is unable to apply any U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01, 9.02 or 9.03 hereof by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's obligations under this Indenture, the Notes shall be revived and reinstated as though no deposit had occurred pursuant to this Article 9 until such time as the Trustee or Paying Agent is permitted to apply all such U.S. legal tender or U.S. Government Obligations in accordance with Section 9.01; provided, however, that if the Company has made any payment of principal of, premium, if any, or accrued interest on any Notes because of the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE 10

MISCELLANEOUS

Section 10.01.    TIA Controls.

        If any provision of this Indenture limits, qualifies or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 10.02.    Notices.

        Any notices or other communications required or permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by facsimile or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

    If to the Company:

      Affinity Group Holding, Inc.
      2575 Vista Del Mar Drive
      Ventura, California 93001
      Facsimile No.: (805) 667-4419
      Attention: Thomas Wolfe

    Copy to:

      Kaplan, Strangis and Kaplan, P.A.
      5500 Wells Fargo Center
      90 South Seventh Street
      Minneapolis, Minnesota 55402
      Facsimile No.: (612) 375-1143
      Attention: Robert York, Esq.

    If to the Trustee:

      The Bank of New York
      101 Barclay Street
      New York, New York 10286
      Facsimile No.: (212) 815-5707
      Attention: Corporate Trust Administration

        The Company or the Trustee by written notice to the other may designate additional or different addresses for subsequent notices or communications. Any notice or communication to the Company or the Trustee, shall be deemed to have been given or made as of the date so delivered if personally delivered; when answered back, if telexed; when receipt is acknowledged, if faxed; and five (5) days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee), provided, however, that notices to the Trustee shall be deemed given upon receipt.

        Any notice or communication mailed to a Holder shall be mailed to him by first-class mail, postage prepaid, at his address shown on the register kept by the Registrar.

        Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication to a Holder is mailed in the manner provided above, it shall be deemed duly given, whether or not the addressee receives it.

        In case by reason of the suspension of regular mail service, or by reason of any other cause, it shall be impossible to mail any notice as required by this Indenture, then such method of notification as shall be made with the approval of the Trustee shall constitute a sufficient mailing of such notice.

Section 10.03.    Communications by Holders with Other Holders.

        Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA Section 312(c).

Section 10.04.    Certificate and Opinion as to Conditions Precedent.

        Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company, as the case may be, shall furnish to the Trustee:

          (1)   an Officers' Certificate (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (2)   an Opinion of Counsel (which shall include the statements set forth in Section 10.05 below) stating that, in the opinion of such counsel, all such conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with.

Section 10.05.    Statements Required in Officers' Certificate and Opinion.

        Each certificate and opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

          (1)   a statement that the person making such certificate or opinion has read such covenant or condition and the definitions relating thereto;

          (2)   a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (3)   a statement that, in the opinion of such person, it or he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (4)   a statement as to whether or not, in the opinion of such person, such covenant or condition has been complied with.

Section 10.06.    Rules by Trustee and Agents.

        The Trustee may make reasonable rules for action by or at meetings of Holders. The Registrar and Paying Agent may make reasonable rules for their functions.

Section 10.07.    Business Days; Legal Holidays.

        A "Business Day" is a day that is not a Legal Holiday. A "Legal Holiday" is a Saturday, a Sunday, a federally recognized holiday or a day on which banking institutions are not required to be open in the State of New York. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 10.08.    Governing Law.

        THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE OR THE NOTES.

Section 10.09.    No Adverse Interpretation of Other Agreements.

        This Indenture may not be used to interpret another indenture, loan, security or debt agreement of the Company or any Subsidiary thereof. No such indenture, loan, security or debt agreement may be used to interpret this Indenture.

Section 10.10.    No Recourse Against Others.

        A past, present or future director, officer, employee, stockholder or incorporator, as such, of the Company shall not have any liability for any Obligations of the Company under the Notes or this Indenture or for any claim based on, in respect of or by reason of such Obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

Section 10.11.    Successors.

        All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee, any additional trustee and any Paying Agents in this Indenture shall bind its successor.

Section 10.12.    Multiple Counterparts.

        The parties may sign multiple counterparts of this Indenture. Each signed counterpart shall be deemed an original, but all of them together represent one and the same agreement.

Section 10.13.    Table of Contents, Headings, etc.

        The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 10.14.    Separability.

        Each provision of this Indenture shall be considered separable and if for any reason any provision which is not essential to the effectuation of the basic purpose of this Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

        IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed all as of the date and year first written above.

AFFINITY GROUP HOLDING, INC.
By:	/s/ THOMAS F. WOLFE
	Name:	Thomas F. Wolfe
	Title:	Chief Financial Officer

THE BANK OF NEW YORK, as Trustee
By:	/s/ PATRICIA GALLAGHER
	Name:	Patricia Gallagher
	Title:	Vice President

EXHIBIT A

        THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 2575 VISTA DEL MAR DRIVE, VENTURA, CALIFORNIA 93001, ATTENTION: CHIEF FINANCIAL OFFICER.

CUSIP No.:

AFFINITY GROUP HOLDING, INC.

SERIES A 10 7/8% SENIOR NOTE DUE 2012

No.	$

        AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay to CEDE & CO. or registered assigns, the principal sum of [                        ] on February 15, 2012.

        Interest Payment Dates: February 15 and August 15, commencing August 15, 2005.

        Record Dates: February 1 and August 1.

        Reference is made to the further provisions of this Note contained on the reverse hereof and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

        This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

AFFINITY GROUP HOLDING, INC.
By:
Name:
Title:
By:
Name:
Title:
Dated: March 24, 2005

Certificate of Authentication

        This is one of the Series A 10 7/8% Senior Notes due 2012 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
	By:	Authorized Signatory
Dated: March 24, 2005

(REVERSE OF SECURITY)

10 7/8% SENIOR NOTE DUE 2012

        1.    Interest.    AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        For any Interest Payment Date on or prior to February 15, 2008, interest will be payable through the issuance of Additional Notes in a principal amount equal to such interest amount or, at the election of the Company made prior to the relevant Record Date therefor, in cash. If the Company elects to pay interest in cash on any Interest Payment Date on or prior to February 15, 2008, it will mail, or cause to be mailed, to the Holders a notice of such election on or before the relevant Record Date. The Additional Notes issued to pay interest will be identical to the originally issued Notes except that interest will begin to accrue from the date they are issued rather than the Issue Date. For each Interest Payment Date after February 15, 2008, interest on the Notes will be payable only in cash.

        The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal, premium, if any, and interest payable in cash will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest payable in cash by check payable in such money. Payments of interest payable through the issuance of Additional Notes will be made (on presentation of such Notes if in certificated form) into the account specified by the Holder or Holders thereof to the Company, whether through the Paying Agent or otherwise. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.

        4.    Indenture.    The Company issued this Note under an Indenture, dated as of March 24, 2005 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Initial Notes of the Company designated as its Series A 10 7/8% Senior Notes due 2012 (the "Notes"). The Notes include the Initial Notes, the Additional Notes and the Exchange Notes (as defined below) issued in exchange for the Initial Notes and Additional Notes pursuant to the Indenture. The Initial Notes, the Additional Notes and the Exchange Notes are treated as a single class of securities under the Indenture. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the

Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured Obligations of the Company.

        5.    Redemption.

        Except as set forth in this Section 5, the Company may not redeem the notes.

        (a)    Optional Redemption.    The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after February 15, 2008 at the following Redemption Prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 15 of each year listed below:

Year	Percentage
2008	105.438%
2009	102.719%
2010 and thereafter	100.000%

        (b)    Optional Redemption Upon Public Equity Offerings.    The Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at any time and from time to time prior to February 15, 2008 at a Redemption Price equal to 110.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

          (1)   at least 65% of the principal amount of Notes outstanding at the time of such redemption remains outstanding immediately after the occurrence of any such redemption; and

          (2)   any such redemption occurs within 60 days following the closing of such Public Equity Offering.

        6.    Notice of Redemption.    Notice of redemption under paragraphs of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

        Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

        7.    Offers to Purchase.    The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

        8.    Registration Rights.    Pursuant to the Registration Rights Agreement between the Company and the Initial Purchaser, the Company has agreed to use its best efforts to consummate an exchange offer pursuant to which the Holder of this Note, if this Note is an Initial Note issued on the Issue Date, subject to certain exceptions for certain types of Holders, shall have the right to exchange this Note for the Company's Series B 10 7/8% Senior Notes due 2012 (the "Exchange Notes"), which have been registered under the Securities Act, in like principal amount, representing the same continuing indebtedness as the Initial Notes and having terms identical in all material respects to the Initial Notes. The Holders of the Initial Notes issued on the Issue Date shall be entitled to receive certain Additional Interest payments in the event such exchange offer is not consummated and upon certain other conditions, all pursuant to and in accordance with the terms of the Registration Rights Agreement.

Additional Notes may from time to time be entitled to registration rights and Additional Interest as may be determined in connection with the issuance of such Additional Notes.

        9.    Denominations; Transfer; Exchange.    The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof; provided, however, that Additional Notes issued in payment of interest will be issued in denominations of $1 and integral multiples of $1. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

        10.    Persons Deemed Owners.    The registered holder of a Note shall be treated as the owner of it for all purposes.

        11.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

        12.    Legal Defeasance and Covenant Defeasance.    If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

        13.    Amendments, Supplements, and Waivers.    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

        14.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

        15.    Successor Entity.    When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

        16.    Defaults and Remedies.    Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture with respect to the Company) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, subject to the provisions of the Indenture. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs with respect to the Company, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

        17.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

        18.    No Recourse Against Others.    As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

        19.    Authentication.    This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

        20.    Governing Law.    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

        21.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        22.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        23.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Affinity Group Holding, Inc., 2575 Vista Del Mar Drive, Ventura, California 93001, Attention: Thomas Wolfe.

ASSIGNMENT FORM

        If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

        I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                                          , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:	(Sign exactly as your name appears on the other side of this Note)
Medallion Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, check the appropriate box:

Section 4.13 ☐
Section 4.18 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$
Date:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Medallion Guarantee:

EXHIBIT B

        THIS NOTE IS ISSUED WITH ORIGINAL ISSUE DISCOUNT FOR PURPOSES OF SECTION 1271 ET SEQ. OF THE INTERNAL REVENUE CODE. A HOLDER MAY OBTAIN THE ISSUE PRICE, AMOUNT OF ORIGINAL ISSUE DISCOUNT, ISSUE DATE AND YIELD TO MATURITY FOR SUCH NOTE BY SUBMITTING A REQUEST FOR SUCH INFORMATION TO THE COMPANY AT THE FOLLOWING ADDRESS: 2575 VISTA DEL MAR DRIVE, VENTURA, CALIFORNIA 93001, ATTENTION: CHIEF FINANCIAL OFFICER.

CUSIP No.:

AFFINITY GROUP HOLDING, INC.

SERIES B 10 7/8% SENIOR NOTE DUE 2012

No.	$

        AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company", which term includes any successor entity), for value received promises to pay to                        or registered assigns, the principal sum of [                        ] on February 15, 2012.

        Interest Payment Dates: February 15 and August 15, commencing August 15, 2005.

        Record Dates: February 1 and August 1.

        Reference is made to the further provisions of this Note contained on the reverse hereof and the Indenture (as defined), which will for all purposes have the same effect as if set forth at this place.

        This Note shall not be valid or obligatory for any purpose until the certificate of authentication hereon shall have been executed by the Trustee under the Indenture by the manual signature of one of its authorized officers.

        IN WITNESS WHEREOF, the Company has caused this Note to be signed manually or by facsimile by its duly authorized officers.

AFFINITY GROUP HOLDING, INC.
By:
Name:
Title:
By:
Name:
Title:
Dated: [ ]

Certificate of Authentication

        This is one of the Series B 10 7/8% Senior Notes due 2012 referred to in the within-mentioned Indenture.

THE BANK OF NEW YORK, as Trustee
	By:	Authorized Signatory
Dated: [ ]

(REVERSE OF SECURITY)

10 7/8% SENIOR NOTE DUE 2012

        1.    Interest.    AFFINITY GROUP HOLDING, INC., a Delaware corporation (the "Company") promises to pay interest on the principal amount of this Note at the rate per annum shown above. Interest on the Notes will accrue from the most recent date on which interest has been paid or, if no interest has been paid, from the date of the original issuance of the Notes. The Company will pay interest semi-annually in arrears on each Interest Payment Date, commencing August 15, 2005. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

        For any Interest Payment Date on or prior to February 15, 2008, interest will be payable through the issuance of Additional Notes in a principal amount equal to such interest amount or, at the election of the Company made prior to the relevant Record Date therefor, in cash. If the Company elects to pay interest in cash on any Interest Payment Date on or prior to February 15, 2008, it will mail, or cause to be mailed, to the Holders a notice of such election on or before the relevant Record Date. The Additional Notes issued to pay interest will be identical to the originally issued Notes except that interest will begin to accrue from the date they are issued rather than the Issue Date. For each Interest Payment Date after February 15, 2008, interest on the Notes will be payable only in cash.

        The Company shall pay interest on overdue principal and on overdue installments of interest (without regard to any applicable grace periods) to the extent lawful from time to time on demand at the rate borne by the Notes.

        2.    Method of Payment.    The Company shall pay interest on the Notes (except defaulted interest) to the Persons who are the registered Holders at the close of business on February 1 or August 1 immediately preceding the Interest Payment Date (whether or not such day is a Business Day) even if the Notes are cancelled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Notes to a Paying Agent to collect principal payments. Payments of principal, premium, if any, and interest payable in cash will be made (on presentation of such Notes if in certificated form) in money of the United States that at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal, premium, if any, and interest payable in cash by check payable in such money. Payments of interest payable through the issuance of Additional Notes will be made (on presentation of such Notes if in certificated form) into the account specified by the Holder or Holders thereof to the Company, whether through the Paying Agent or otherwise. The Company may deliver any such interest payment to the Paying Agent or to a Holder at the Holder's registered address.

        3.    Paying Agent and Registrar.    Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries or Affiliates may act as Paying Agent or Registrar.

        4.    Indenture.    The Company issued this Note under an Indenture, dated as of March 24, 2005 (the "Indenture"), between the Company and the Trustee. This Note is one of a duly authorized issue of Notes of the Company designated as its Series B 10 7/8% Senior Notes due 2012 (the "Exchange Notes") issued in exchange for the initial Series A 10 7/8% Senior Notes due 2012 (the "Initial Notes" and, together with the Additional Notes and the Exchange Notes, the "Notes") and evidencing the same continuing indebtedness as the Initial Notes. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) (the "TIA"), as in effect on the date of the Indenture. Notwithstanding anything to the contrary herein, the Notes are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of them. The Notes are general unsecured Obligations of the Company.

        5.    Redemption.

        Except as set forth in this Section 5, the Company may not redeem the notes.

        (a)    Optional Redemption.    The Company may redeem the Notes, at its option, in whole at any time or in part from time to time, on and after February 15, 2008 at the following Redemption Prices (expressed as percentages of the principal amount thereof), plus accrued and unpaid interest, if any, to the redemption date, if redeemed during the twelve-month period beginning on February 15 of each year listed below:

Year	Percentage
2008	105.438%
2009	102.719%
2010 and thereafter	100.000%

        (b)    Optional Redemption Upon Public Equity Offerings.    The Company may redeem up to 35% of the aggregate principal amount of Notes originally issued at any time and from time to time prior to February 15, 2008 at a Redemption Price equal to 110.875% of the aggregate principal amount so redeemed, plus accrued and unpaid interest, if any, to the Redemption Date out of the Net Proceeds of one or more Public Equity Offerings; provided that

          (1)   at least 65% of the principal amount of Notes outstanding at the time of such redemption remains outstanding immediately after the occurrence of any such redemption; and

          (2)   any such redemption occurs within 60 days following the closing of such Public Equity Offering.

        6.    Notice of Redemption.    Notice of redemption under paragraphs of this Note will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Notes to be redeemed at such Holder's registered address.

        Except as set forth in the Indenture, if monies for the redemption of the Notes called for redemption shall have been deposited with the Paying Agent for redemption on such Redemption Date, then, unless the Company defaults in the payment of such Redemption Price plus accrued interest, if any, the Notes called for redemption will cease to bear interest from and after such Redemption Date and the only right of the Holders of such Notes will be to receive payment of the Redemption Price plus accrued interest, if any.

        7.    Offers to Purchase.    The Indenture provides that, after certain Asset Sales and upon the occurrence of a Change of Control, and subject to further limitations contained therein, the Company will make an offer to purchase certain amounts of the Notes in accordance with the procedures set forth in the Indenture.

        8.    Denominations; Transfer; Exchange.    The Notes are in registered form, without coupons, in denominations of $1,000 and integral multiples thereof; provided, however, that Additional Notes issued in payment of interest will be issued in denominations of $1 and integral multiples of $1. A Holder shall register the transfer or exchange of Notes in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection therewith as permitted by the Indenture. The Registrar need not register the transfer of or exchange of any Notes or portions thereof selected for redemption.

        9.    Persons Deemed Owners.    The registered holder of a Note shall be treated as the owner of it for all purposes.

        10.    Unclaimed Money.    If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent will pay the money back to the Company. After that, Holders entitled to money must look to the Company for payment as general creditors unless an "abandoned property" law designates another person.

        11.    Legal Defeasance and Covenant Defeasance.    If the Company at any time deposits with the Trustee U.S. legal tender or U.S. Government Obligations sufficient to pay the principal of and interest on the Notes to redemption or maturity and complies with the other provisions of the Indenture relating to defeasance, the Company will be discharged from certain provisions of the Indenture and the Notes (including certain covenants, but excluding its obligation to pay the principal of and interest on the Notes).

        12.    Amendments, Supplements, and Waivers.    Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, and any existing Default or Event of Default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Notes in addition to or in place of certificated Notes or make any other change that does not adversely affect in any material respect the rights of any Holder.

        13.    Restrictive Covenants.    The Indenture imposes certain limitations on the ability of the Company and its Subsidiaries to, among other things, incur additional Indebtedness, make payments in respect of its Capital Stock, enter into transactions with Affiliates, create dividend or other payment restrictions affecting Restricted Subsidiaries, sell assets, create liens, issue capital stock, enter into sale and lease-back transactions, make certain Investments, merge or consolidate with any other Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets. Such limitations are subject to a number of important qualifications and exceptions. The Company must quarterly report to the Trustee on compliance with such limitations.

        14.    Successor Entity.    When a successor entity assumes, in accordance with the Indenture, all the obligations of its predecessor under the Notes and the Indenture, and immediately before and thereafter no Default or Event of Default exists and certain other conditions are satisfied, the predecessor entity will be released from those obligations.

        15.    Defaults and Remedies.    Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Section 6.01(f) or (g) of the Indenture with respect to the Company) shall have occurred and be continuing, then the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding, may declare to be immediately due and payable the entire principal amount of all the Notes then outstanding plus accrued interest to the date of acceleration, subject to the provisions of the Indenture. In case an Event of Default specified in Section 6.01(f) or (g) of the Indenture occurs with respect to the Company, such principal amount, together with premium, if any, and interest with respect to all of the Notes, shall be due and payable immediately without any declaration or other act on the part of the Trustee or the Holders. The Trustee is not obligated to enforce the Indenture or the Notes unless it has received indemnity reasonably satisfactory to it.

        16.    Trustee Dealings with Company.    The Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company, and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

        17.    No Recourse Against Others.    As more fully described in the Indenture, no director, officer, employee, stockholder or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Notes or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Notes.

        18.    Authentication.    This Note shall not be valid until the Trustee or Authenticating Agent manually signs the certificate of authentication on this Note.

        19.    Governing Law.    THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES TO THE INDENTURE HAS AGREED TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

        20.    Abbreviations and Defined Terms.    Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

        21.    CUSIP Numbers.    Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes as a convenience to the Holders. No representation is made as to the accuracy of such numbers as printed on the Notes and reliance may be placed only on the other identification numbers printed hereon.

        22.    Indenture.    Each Holder, by accepting a Note, agrees to be bound by all of the terms and provisions of the Indenture, as the same may be amended from time to time.

        The Company will furnish to any Holder upon written request and without charge a copy of the Indenture, which has the text of this Note in larger type. Requests may be made to: Affinity Group Holding, Inc., 2575 Vista Del Mar Drive, Ventura, California 93001, Attention: Thomas Wolfe.

ASSIGNMENT FORM

        If you the Holder want to assign this Note, fill in the form below and have your signature guaranteed:

        I or we assign and transfer this Note to:

(Print or type name, address and zip code and social security or tax ID number of assignee)

and irrevocably appoint                                                 , agent to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:	Signed:	(Sign exactly as your name appears on the other side of this Note)
Medallion Guarantee:

[OPTION OF HOLDER TO ELECT PURCHASE]

        If you want to elect to have this Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, check the appropriate box:

Section 4.13 ☐
Section 4.18 ☐

        If you want to elect to have only part of this Note purchased by the Company pursuant to Section 4.13 or Section 4.18 of the Indenture, state the amount you elect to have purchased:

$
Date:

NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever and be guaranteed by the endorser's bank or broker.
Medallion Guarantee:

EXHIBIT C

CERTIFICATE TO BE DELIVERED UPON EXCHANGE
OR REGISTRATION OF TRANSFER OF NOTES

Re:	Affinity Group Holding, Inc. (the "Company") 10 7/8% Senior Notes due 2012 (the "Notes")

        This Certificate relates to $            principal amount of Notes held in the form of*    a beneficial interest in a Global Note or*            Certificated Notes by            (the "Transferor").

The Transferor:

        ☐    has requested by written order that the Registrar deliver in exchange for its beneficial interest in the Global Note held by the Depositary a Certificated Note or Certificated Notes in definitive, registered form of authorized denominations and an aggregate number equal to its beneficial interest in such Global Note (or the portion thereof indicated above); or

        ☐    has requested by written order that the Registrar exchange or register the transfer of a Certificated Note or Certificated Notes.

        In connection with such request and in respect of each such Note, the Transferor does hereby certify that the Transferor is familiar with the Indenture relating to the above captioned Notes and the restrictions on transfers thereof as provided in Section 2.16 of such Indenture, and that the transfer of the Notes does not require registration under the Securities Act of 1933, as amended (the "Securities Act"), because*:

        ☐    Such Note is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 2.16 of the Indenture).

        ☐    Such Note is being transferred to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act), in reliance on Rule 144A.

        ☐    Such Note is being transferred to an "accredited investor" (within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act) which delivers a certificate to the Trustee in the form of Exhibit D to the Indenture. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

        ☐    Such Note is being transferred in reliance on Regulation S under the Securities Act and a transfer certificate for Regulation S transfers in the form of Exhibit E to the Indenture accompanies this certification.

        ☐    Such Note is being transferred in reliance on Rule 144 under the Securities Act. An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

        ☐    Such Note is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144A or Rule 144 under the Securities

C-1

Act to a person other than an "accredited investor." An Opinion of Counsel to the effect that such transfer does not require registration under the Securities Act accompanies this certification.

[INSERT NAME OF TRANSFEROR]
By:
[Authorized Signatory]
Date:

*Check applicable box.

C-2

EXHIBIT D

Form of Transferee Letter of Representation

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Division

Ladies and Gentlemen:

        This certificate is delivered to request a transfer of $            principal amount of the 10 7/8% Senior Notes due 2012 (the "Notes") of Affinity Group Holding, Inc. (the "Company"). Upon transfer, the Notes would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:

        The undersigned represents and warrants to you that:

        1.     We are an "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933 (the "Securities Act")) purchasing Notes for our own account or for the account of such an "accredited investor" and we are acquiring the Notes not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risk of our investment in the Notes and we invest in or purchase securities similar to the Notes in the normal course of our business. We and any accounts for which we are acting are each able to bear the economic risk of our or its investment.

        2.     We acknowledge that we have had access to such financial and other information, and have been afforded the opportunity to ask such questions of representatives of the Company and receive answers thereto, as we deem necessary.

        3.     We understand that the Notes have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Notes that we will not prior to the date (the "Resale Restriction Termination Date") that is two years after the later of the original issuance of the Notes and the last date on which the Company or any affiliate of the Company was the owner of such Notes (or any predecessor thereto) offer, sell or otherwise transfer such Notes except (a) to the Company or any subsidiary of the Company, (b) inside the United States to a "qualified institutional buyer" in compliance with Rule 144A under the Securities Act, (c) inside the United States to an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to the Trustee a signed letter substantially in the form of this letter, (d) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (e) pursuant to any other available exemption from the registration requirements of the Securities Act or (f) pursuant to an effective registration statement under the Securities Act. We acknowledge that the Company and the Trustee reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the applicable Notes pursuant to clause (c) or (e) above to require the delivery of an Opinion of Counsel, certification and/or other information satisfactory to the Company and the Trustee.

        We understand that the Trustee will not be required to accept for registration of transfer any Notes acquired by us, except upon presentation of evidence satisfactory to the Company and the

Trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Notes purchased by us will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of paragraph 3 of this letter. We further agree to provide to any person acquiring any of the Notes from us a notice advising such person that transfers of such Notes are restricted as stated herein and that certificates representing such Notes will bear a legend to that effect.

        We represent that the Company and the Trustee and others are entitled to rely upon the truth and accuracy of our acknowledgments, representations and agreements set forth herein, and we agree to notify you promptly in writing if any of our acknowledgments, representations or agreements herein cease to be accurate and complete. You are also irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

        We represent to you that we have full power to make the foregoing acknowledgments, representations and agreements on our own behalf and on behalf of any investor account for which we are acting as fiduciary agent.

        As used herein, the terms "offshore transaction," "United States" and "U.S. person" have the respective meanings given to them in Regulation S under the Securities Act.

        THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Dated:	TRANSFEREE:

By:

EXHIBIT E

Form of Certificate to be
Delivered in Connection
with Regulation S Transfers

                    ,

The Bank of New York
101 Barclay Street
New York, New York 10286
Attention: Corporate Trust Division

Re:
Affinity Group Holding, Inc. (the "Company")
 10 7/8% Senior Notes due 2012 (the "Notes")

Ladies and Gentlemen:

        In connection with our proposed sale of $                        aggregate principal amount of the Notes, we confirm that such sale has been effected pursuant to and in accordance with Regulation S under the Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, we represent that:

          (1)   the offer of the Notes was not made to a person in the United States;

          (2)   either (a) at the time the buy offer was originated, the transferee was outside the United States or we and any person acting on our behalf reasonably believed that the transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither we nor any person acting on our behalf knows that the transaction has been prearranged with a buyer in the United States;

          (3)   no directed selling efforts have been made in the United States in contravention of the requirements of Rule 903(a) or Rule 904(a) of Regulation S, as applicable;

          (4)   the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

          (5)   we have advised the transferee of the transfer restrictions applicable to the Notes.

        You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby. Defined terms used herein without definition have the respective meanings provided in Regulation S.

Very truly yours,
[Name of Transferor]
By:

E-1

QuickLinks

CROSS-REFERENCE TABLE
TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE
ARTICLE 2 THE NOTES
ARTICLE 3 REDEMPTION
ARTICLE 4 COVENANTS
ARTICLE 5 SUCCESSOR CORPORATION
ARTICLE 6 DEFAULTS AND REMEDIES
ARTICLE 7 TRUSTEE
ARTICLE 8 AMENDMENTS, SUPPLEMENTS AND WAIVERS
ARTICLE 9 DISCHARGE OF INDENTURE; DEFEASANCE
ARTICLE 10 MISCELLANEOUS
EXHIBIT A
EXHIBIT B
Form of Certificate to be Delivered in Connection with Regulation S Transfers